                                                                    Exhibit 10.1

================================================================================

                          CREDIT AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 28, 1999

                                      AMONG

                           UNAPIX ENTERTAINMENT, INC.,
                              MIRAMAR IMAGES, INC.,
                            UNAPIX PRODUCTIONS WEST,
                            FRESH DEVELOPMENT, INC.,
                           UNAPIX DIRECT MEDIA, INC.,
                      GREEN LEAF ADVERTISING COMPANY, INC.,
                          UNAPIX SYNDICATION INC., and
                              THE JAZZ STORE, INC.,

                                  AS BORROWERS,


                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    AS LENDER

================================================================================

                                TABLE OF CONTENTS
                                                                          PAGE

1.    AMOUNT AND TERMS OF CREDIT.............................................1
      1.1.  CREDIT FACILITIES................................................1
      1.2.  PREPAYMENT.......................................................3
      1.3.  USE OF PROCEEDS..................................................5
      1.4.  INTEREST AND APPLICABLE MARGINS..................................5
      1.5.  ELIGIBLE ACCOUNTS................................................8
      1.6.  CASH MANAGEMENT SYSTEMS.........................................10
      1.7.  FEES............................................................10
      1.8.  RECEIPT OF PAYMENTS.............................................11
      1.9.  APPLICATION AND ALLOCATION OF PAYMENTS..........................11
      1.10. LOAN ACCOUNT AND ACCOUNTING.....................................12
      1.11. INDEMNITY.......................................................12
      1.12. ACCESS..........................................................14
      1.13. TAXES...........................................................15
      1.14. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY...................15
      1.15. SINGLE LOAN.....................................................16
      1.16. PROVISIONS RELATING TO THE BORROWING BASE.......................16
      1.17. INDEMNITY FOR RETURNED PAYMENTS.................................17

2.    CONDITIONS PRECEDENT..................................................17
      2.1.  CONDITIONS TO THE INITIAL REVOLVING LOANS.......................17
      2.2.  FURTHER CONDITIONS TO EACH REVOLVING LOAN.......................18

3.    REPRESENTATIONS AND WARRANTIES........................................19
      3.1.  CORPORATE EXISTENCE; COMPLIANCE WITH LAW........................19
      3.2.  EXECUTIVE OFFICES; FEIN.........................................20
      3.3.  CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.........20
      3.4.  FINANCIAL STATEMENTS AND PROJECTIONS............................20
      3.5.  MATERIAL ADVERSE EFFECT.........................................21
      3.6.  OWNERSHIP OF PROPERTY; COLLATERAL; LIENS........................21
      3.7.  LABOR MATTERS...................................................23
      3.8.  VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK
            AND INDEBTEDNESS................................................24
      3.9.  GOVERNMENT REGULATION...........................................24
      3.10. MARGIN REGULATIONS..............................................24
      3.11. TAXES...........................................................25
      3.12. ERISA...........................................................25
      3.13. NO LITIGATION...................................................26
      3.14. BROKERS.........................................................26
      3.15. INTELLECTUAL PROPERTY...........................................26
      3.16. FULL DISCLOSURE.................................................27
      3.17. ENVIRONMENTAL MATTERS...........................................27

                                                                          PAGE

      3.18. INSURANCE.......................................................27
      3.19. DEPOSIT AND DISBURSEMENT ACCOUNTS...............................27
      3.20. GOVERNMENT CONTRACTS............................................28
      3.21. CUSTOMER AND TRADE RELATIONS....................................28
      3.22. AGREEMENTS AND OTHER DOCUMENTS..................................28
      3.23. SOLVENCY........................................................28
      3.24. YEAR 2000 REPRESENTATIONS.......................................29
      3.25. SUBORDINATED DEBT...............................................29
      3.26. FICTITIOUS NAMES; CHIEF EXECUTIVE OFFICE........................29

4.    FINANCIAL STATEMENTS AND INFORMATION..................................29
      4.1.  REPORTS AND NOTICES.............................................29
      4.2.  COMMUNICATION WITH ACCOUNTANTS..................................29

5.    AFFIRMATIVE COVENANTS.................................................30
      5.1.  MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS................30
      5.2.  PAYMENT AND PERFORMANCE OF OBLIGATIONS..........................30
      5.3.  BOOKS AND RECORDS...............................................31
      5.4.  INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL...............32
      5.5.  COMPLIANCE WITH LAWS............................................33
      5.6.  SUPPLEMENTAL DISCLOSURE.........................................34
      5.7.  INTELLECTUAL PROPERTY...........................................34
      5.8.  ENVIRONMENTAL MATTERS...........................................34
      5.9.  LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS..34
      5.10. THIRD PARTY AUDIT RIGHTS........................................35
      5.11. PRODUCTION......................................................35
      5.12. MUSIC...........................................................35
      5.13. LABORATORIES; NO REMOVAL........................................36
      5.14. COPYRIGHT AND TRADEMARK.........................................36
      5.15. RECORDED MUSIC BUSINESS.........................................37
      5.16. FURTHER ASSURANCES..............................................38
      5.17. FORMATION OF SUBSIDIARIES.......................................38

6.    NEGATIVE COVENANTS....................................................38
      6.1.  MERGERS, SUBSIDIARIES, ETC......................................38
      6.2.  INVESTMENTS; LOANS AND ADVANCES.................................41
      6.3.  INDEBTEDNESS....................................................42
      6.4.  EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.......................42
      6.5.  CAPITAL STRUCTURE AND BUSINESS..................................43
      6.6.  GUARANTEED INDEBTEDNESS.........................................43
      6.7.  LIENS...........................................................43
      6.8.  SALE OF STOCK AND ASSETS........................................44
      6.9.  ERISA...........................................................44

                                                                          PAGE

      6.10. FINANCIAL COVENANTS.............................................44
      6.11. HAZARDOUS MATERIALS.............................................44
      6.12. SALE-LEASEBACKS.................................................45
      6.13. CANCELLATION OF INDEBTEDNESS....................................45
      6.14. RESTRICTED PAYMENTS.............................................45
      6.15. CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR.....45
      6.16. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.........................46
      6.17. NO SPECULATIVE TRANSACTIONS.....................................46
      6.18. THEATRICAL DISTRIBUTION.........................................46
      6.19. CHANGES RELATING TO SUBORDINATED DEBT...........................46
      6.20. INACTIVE SUBSIDIARIES...........................................47
      6.21. PROHIBITION OF MODIFICATIONS....................................47
      6.22. DEVELOPMENT COSTS AND ADVANCES..................................47
      6.23. ADDITIONAL LIMITATIONS ON PRODUCTION AND ACQUISITION OF PRODUCT.47
      6.24. AMORTIZATION METHOD.............................................48
      6.25. CONTRACT ADMINISTRATION.........................................48

7.    TERM..................................................................48
      7.1.  TERMINATION.....................................................48
      7.2.  SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING
            ARRANGEMENTS....................................................49

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES................................49
      8.1.  EVENTS OF DEFAULT...............................................49
      8.2.  REMEDIES........................................................51
      8.3.  WAIVERS BY CREDIT PARTIES.......................................52

9.    PARTICIPATIONS........................................................52
      9.1.  ASSIGNMENT AND PARTICIPATIONS...................................52

10.   SUCCESSORS AND ASSIGNS................................................53
      10.1. SUCCESSORS AND ASSIGNS..........................................53

11.   SECURITY INTEREST.....................................................54
      11.1. GRANT AND PLEDGE OF SECURITY INTEREST...........................54
      11.2. USE OF COLLATERAL...............................................54
      11.3. COLLECTIONS, LENDER'S RIGHTS, ETC...............................54
      11.4. POSSESSION, SALE OF COLLATERAL, ETC.............................55
      11.5. POWER OF ATTORNEY...............................................56
      11.6. FINANCING STATEMENTS; DIRECT PAYMENTS...........................56
      11.7. REMEDIES NOT EXCLUSIVE..........................................57
      11.8. CONTINUATION AND REINSTATEMENT..................................57

12.   PLEDGED SECURITIES....................................................57

                                                                          PAGE

      12.1. PLEDGE..........................................................57
      12.2. COVENANT........................................................57
      12.3. REGISTRATION IN NOMINEE NAME; DENOMINATIONS.....................58
      12.4. VOTING RIGHTS; DIVIDENDS; ETC...................................58
      12.5. REMEDIES UPON DEFAULT...........................................58
      12.6. SECURITIES ACT..................................................59
      12.7. CONTINUATION AND RESTATEMENT....................................60
      12.8. TERMINATION.....................................................60

13.   MISCELLANEOUS.........................................................60
      13.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT...................60
      13.2. AMENDMENTS AND WAIVERS..........................................61
      13.3. FEES AND EXPENSES...............................................61
      13.4. NO WAIVER.......................................................62
      13.5. REMEDIES........................................................62
      13.6. SEVERABILITY....................................................63
      13.7. CONFLICT OF TERMS...............................................63
      13.8. CONFIDENTIALITY.................................................63
      13.9. GOVERNING LAW...................................................63
      13.10.NOTICES.........................................................64
      13.11.SECTION TITLES..................................................65
      13.12.COUNTERPARTS....................................................65
      13.13.WAIVER OF JURY TRIAL............................................65
      13.14.PRESS RELEASES..................................................65
      13.15.REINSTATEMENT...................................................65
      13.16.ADVICE OF COUNSEL...............................................66
      13.17.NO STRICT CONSTRUCTION..........................................66

14.   CROSS-GUARANTY........................................................66
      14.1. CROSS-GUARANTY..................................................66
      14.2. SEPARATE OBLIGATION.............................................67
      14.3. RIGHTS OF LENDER................................................67
      14.4. RELEASES........................................................69
      14.5. WAIVERS BY BORROWERS............................................69
      14.6. BENEFIT OF GUARANTY.............................................70
      14.7. SUBORDINATION OF SUBROGATION, ETC...............................70
      14.8. ELECTION OF REMEDIES............................................70
      14.9. LIMITATION......................................................71
      14.10.CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS...............71
      14.11.LIABILITY CUMULATIVE............................................72
      14.12.GUARANTY BY NON-BORROWER CREDIT PARTIES.........................72

                               INDEX OF APPENDICES

Exhibit 1.1(a)(i)       -  Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)      -  Form of Note
Exhibit 1.4(e)          -  Form of Notice of Conversion/Continuation
Exhibit 1.5             -  List of Special Tier 5 Account Debtors
Exhibit 2.1(a)(1)       -  Form of Opinion
Exhibit 2.1(a)(2)       -  Form of Notice of Assignment
Exhibit 3.6(c)          -  Form of Copyright Mortgage
Exhibit 4.1(b)          -  Form of Borrowing Base Certificate
Exhibit 5.9             -  Form of Landlord's Waiver
Exhibit 5.13(a)(1)      -  Form of Laboratory Access Letter
Exhibit 5.13(a)(2)      -  Form of Laboratory Pledgeholder Agreement
Exhibit 5.14(a)(ii)     -  Form of Copyright Mortgage Supplement
Exhibit 5.14(c)(ii)     -  Form of Subordination Agreement
Exhibit 5.14(d)         -  Form of Trademark Security Agreement
Exhibit 5.17            -  Form of Instrument of Assumption and Joinder
Schedule 1.1            -  Responsible Individual
Schedule 1.3            -  Sources and Uses; Funds Flow Memorandum
Schedule 3.2            -  Executive Offices; FEIN
Schedule 3.4(A)         -  Financial Statements
Schedule 3.4(B)         -  Projections
Schedule 3.6(A)         -  Products and Recorded Products
Schedule 3.6(D)-1       -  Laboratories holding Physical Materials necessary for
                           exploitation of rights held by Unapix
Schedule 3.6(D)-2       -  Other Laboratories
Schedule 3.6(E)         -  Real Estate and Leases
Schedule 3.7            -  Labor Matters
Schedule 3.8            -  Ventures, Subsidiaries and Affiliates; Outstanding
                           Stock
Schedule 3.11           -  Tax Matters
Schedule 3.12           -  ERISA Plans
Schedule 3.13           -  Litigation
Schedule 3.15           -  Intellectual Property
Schedule 3.18           -  Insurance
Schedule 3.19           -  Deposit and Disbursement Accounts
Schedule 3.20           -  Government Contracts
Schedule 3.22           -  Material Agreements
Schedule 5.1            -  Trade Names
Schedule 6.2            -  Investments in Joint Ventures
Schedule 6.3            -  Indebtedness
Schedule 6.4(a)         -  Transactions with Affiliates
Schedule 6.7            -  Existing Liens
Annex A (Recitals)      -  Definitions
Annex B (Section 1.6)   -  Cash Management System

Annex C (Section 2.1(a)) -  Schedule of Additional Closing Documents
Annex D (Section 4.1(a)) - Financial Statements and Projections -- Reporting Annex E (Section 4.1(b)) - Collateral Reports
Annex F (Section 6.10)   -  Financial Covenants
Annex G (Section 13.10)  -  Notice Addresses

            CREDIT AND SECURITY AGREEMENT, dated as of September 28, 1999 among UNAPIX ENTERTAINMENT, INC., a Delaware corporation ("UNAPIX"), MIRAMAR IMAGES, INC., a Washington corporation ("MIRAMAR"), UNAPIX PRODUCTIONS WEST, a California corporation ("UPW"), FRESH DEVELOPMENT, INC., a Delaware corporation ("FDI"), UNAPIX DIRECT MEDIA, INC., a New Jersey corporation ("UDM"), GREEN LEAF ADVERTISING COMPANY, INC., a New York corporation ("GREEN LEAF"), UNAPIX SYNDICATION INC., a New York corporation ("USI") and THE JAZZ STORE, INC., a New Jersey corporation ("JSI") (Unapix, Miramar, UPW, FDI, UDM, Green Leaf, USI and JSI are sometimes collectively referred to herein as the "BORROWERS" and individually as a "BORROWER"); the other Credit Parties signatory hereto; and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), as Lender.

                                    RECITALS

            WHEREAS, Borrowers desire that Lender extend revolving credit facilities to Borrowers of up to Forty Million Dollars ($40,000,000) in the aggregate (a) to finance the production, distribution or acquisition of feature films, video product and television product, (b) to refinance the Prior Lender Obligations (as hereinafter defined) and to prepay certain indebtedness of Unapix under the Subordinated Notes (as hereinafter defined), and (c) for other working capital and general business purposes, and for these purposes, Lender is willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

            WHEREAS, Borrowers desire to secure all of their obligations under the Loan Documents by granting to Lender a security interest in and lien upon all of their existing and after-acquired personal property; and

            WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified in this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement.
These Recitals shall be construed as part of the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

            1.1.  CREDIT FACILITIES.

            (a) REVOLVING CREDIT FACILITY. (i) Subject to the terms and conditions hereof, Lender agrees to make advances (each, a "REVOLVING CREDIT ADVANCE") available from time to time until the Commitment Termination Date. The aggregate amount of Revolving Credit

Advances outstanding shall not exceed at any time the lesser of (A) the Commitment and (B) the Borrowing Base ("BORROWING AVAILABILITY"). Moreover, the Revolving Loans outstanding to any Borrower shall not exceed at any time that Borrower's separate Commitment Sublimit. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(A). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Lender identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than (1) 10:30 a.m. (Los Angeles time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 10:30 a.m. (Los Angeles time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of
EXHIBIT 1.1(A)(I), and shall include the information required in such Exhibit and such other information as may be required by Lender. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with SECTION 1.4(E).

                  (ii) Each Borrower shall execute and deliver to Lender a note (the "NOTE") to evidence the Commitment. The Note shall be dated the Closing Date and substantially in the form of EXHIBIT 1.1(A)(II). The Note shall represent the obligation of the Borrowers to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances to the Borrowers together with interest thereon as prescribed in
SECTION 1.4. The entire unpaid balance of the aggregate Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (iii) On each date that the Library Credit is scheduled to be reduced as provided for in the definition of "LIBRARY CREDIT," the Commitment shall be reduced by the actual amount of such reduction in the Library Credit.

            (b) RELIANCE ON NOTICES; APPOINTMENT OF BORROWER REPRESENTATIVE. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Lender has actual knowledge to the contrary. Each Borrower hereby designates Unapix as its representative (in such capacity, the "BORROWER REPRESENTATIVE") and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Revolving Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Unapix hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

            1.2.  PREPAYMENT.

            (a) VOLUNTARY PREPAYMENTS. Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Lender voluntarily prepay all or part of the Revolving Loans and permanently reduce (but not terminate) the Commitment; provided that (a) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (b) the Commitment shall not be reduced to an amount less than $25,000,000, and (c) the Library Credit shall be permanently reduced by the amount of such reduction in the Commitment. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Lender terminate the Commitment; provided that upon such termination, all Revolving Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Commitment must be accompanied by the payment of the fee required by SECTION 1.7(C), if any, plus the payment of any LIBOR funding breakage costs in accordance with SECTION 1.11(B). Upon any such prepayment and reduction or termination of the Commitment, each Borrower's right to request Revolving Credit Advances shall simultaneously be permanently reduced or terminated, as the case may be. Each notice of partial prepayment shall designate the Revolving Loans or other Obligations to which such prepayment is to be applied.

            (b) MANDATORY PREPAYMENTS. (i) If at any time the outstanding balance of the aggregate Revolving Loans exceeds the lesser of (A) the Commitment and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. Furthermore, if the outstanding balance of the Revolving Loans of any Borrower exceeds that Borrower's separate Commitment Sublimit at any time, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess.

                  (ii) Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8(A)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Revolving Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) amounts payable to holders of senior Liens on the assets or Stock disposed of in such transaction (to the extent such Liens constitute Permitted Encumbrances hereunder), if any. Any such prepayment shall be applied in accordance with CLAUSE (C) below.

                  (iii) If any Borrower issues Stock (other than pursuant to the exercise of employee stock options under the Company's employee benefit plans), no later than the Business Day following the date of receipt of the cash proceeds thereof, the issuing Borrower shall prepay the Revolving Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions (if any) and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (C) below.

                  (iv) Until the Termination Date, Borrowers shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to ANNEX D or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX D, in an amount equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this CLAUSE (IV) shall be applied in accordance with CLAUSE (C) below. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow, the resulting prepayment, and the method of allocation to each Borrower's Obligations were calculated, which certificate shall be in form and substance satisfactory to Lender.

            (c) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by any Borrower pursuant to CLAUSES (B)(II), (B)(III), or (B)(IV) above shall be applied as follows: first, to Fees and reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on Revolving Credit Advances made to such Borrower; third, to the principal balance of Revolving Credit Advances outstanding to such Borrower until the same shall have been paid in full; fourth, to interest then due and payable on the Revolving Credit Advances outstanding to each other Borrower, pro rata; and last, to the principal balance of the Revolving Credit Advances made to each other Borrower, pro rata, until the same shall have been paid in full. The Commitment and the Library Credit shall be permanently reduced by 25% of the amount of any such prepayments made pursuant to CLAUSE (B)(III) above, and by 100% of the amount of any such prepayments made pursuant to CLAUSES (B)(II) and (B)(IV) above; PROVIDED that (i) no such reduction in the Library Credit shall be made unless the amount of such reduction would be or aggregate at least $1,000,000 in any single fiscal year, and (ii) each such permissible reduction in the Library Credit shall be reduced if necessary so that the amount of such reduction is $1,000,000 plus integral multiples of $250,000 in excess of such amount.

            (d) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with SECTION 5.4(G) shall be applied to the Revolving Credit Advances of the Borrower that incurred such casualties or losses. The Commitment shall not be permanently reduced by the amount of any such prepayments. If the insurance proceeds received as to a particular Borrower exceed the outstanding principal balances of the Revolving Loans to that Borrower, the allocation and application of those proceeds shall be determined by Lender.

            (e) Nothing in this SECTION 1.2 shall be construed to constitute Lender's consent to any transaction referred to in CLAUSES (B)(II) and (B)(III) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

            1.3. USE OF PROCEEDS. Borrowers shall utilize the proceeds of the Revolving Loans solely (a) for the Refinancing (and to pay any related transaction expenses), (b) to finance the production, distribution or acquisition of feature films, video product, television product and Recorded Product; (c) to acquire rights to television product for exploitation in other media; and (d) for the financing of Borrowers' other ordinary working capital and Capital Expenditures and for general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by SECTION 6.14). DISCLOSURE SCHEDULE 1.3 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Revolving Loans to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

            1.4.  INTEREST AND APPLICABLE MARGINS.

            (a) Borrowers shall pay interest to Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time. The Applicable Index Margin, Applicable LIBOR Margin and Applicable Unused Line Fee Margin will be 1.25%, 3.25%, and 0.50% per annum, respectively, as of the Closing Date. Adjustments in Applicable Margins will be determined by reference to the following grids:

--------------------------------------------------------------------------------
                 IF FIXED CHARGE                              LEVEL OF
                COVERED RATIO IS:                        APPLICABLE MARGINS:
--------------------------------------------------------------------------------
              [greater than] 1.5:1                              Level I
--------------------------------------------------------------------------------
[greater than] 1.25:1, but [less than] =1.5:1                  Level II
--------------------------------------------------------------------------------
[greater than] 1.0:1, but [less than] =1.25:1                 Level III
--------------------------------------------------------------------------------
               [less than]= 1.0:1                              Level IV
--------------------------------------------------------------------------------

                               APPLICABLE MARGINS

---------------------------------------------------------------
                    LEVEL I    LEVEL II    LEVEL III   LEVEL IV
                    -------    --------    ---------   --------
---------------------------------------------------------------
Applicable Index     0.75%       1.00%       1.25%       1.50%
Margin
---------------------------------------------------------------
Applicable LIBOR     2.75%       3.00%       3.25%       3.50%
Margin
---------------------------------------------------------------
Applicable Unused    0.25%      0.375%       0.5%        0.5%
Line Fee Margin
---------------------------------------------------------------

For purposes of this SECTION 1.4(A), the Fixed Charge Coverage Ratio shall be calculated at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2001), using the results of that Fiscal Quarter and each of the 3 immediately preceding Fiscal Quarters. All adjustments in the Applicable Margins after September 30, 2001 will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lender of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrowers evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Lender a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            (b) If any payment on any Revolving Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Lender of an interest rate hereunder shall be conclusive, absent manifest error.

            (d) So long as an Event of Default shall have occurred and be continuing under SECTIONS 8.1(A), (H) or (I) or so long as any other Default or Event of Default shall have occurred and be continuing, and at the election of Lender confirmed by written notice from

Lender to Borrower Representative, the interest rates applicable to the Revolving Loans shall be increased by two percent (2%) per annum above the rates of interest otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

            (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in SECTION 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.11(B) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Revolving Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Revolving Loan shall commence on the last day of the LIBOR Period of the Revolving Loan to be continued. Any Revolving Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $3,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 10:30 a.m. (Los Angeles time) on the third (3rd) Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 10:30 a.m. (Los Angeles time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Lender in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.4(E).

            (f) Notwithstanding anything to the contrary set forth in this
SECTION 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.4(A) through (E) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.4(F), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.9 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

            1.5. ELIGIBLE ACCOUNTS. Based on the most recent Borrowing Base Certificate delivered by Unapix to Lender and on other information available to Lender, Lender shall in its reasonable credit judgment determine which Accounts of Unapix shall be "ELIGIBLE ACCOUNTS" and which contracts receivable of Unapix shall be "ELIGIBLE CONTRACTS RECEIVABLE," in each case for purposes of this Agreement. In determining whether a particular Account of Unapix constitutes an Eligible Account and whether a particular contract receivable constitutes an Eligible Contract Receivable, Lender shall not be required to include any such Account or contract receivable to which any of the exclusionary criteria set forth below applies. Lender reserves the right upon advance notice, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria, to establish Reserves and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment. Eligible Accounts shall not include any Account, and Eligible Contracts Receivable shall not include any contract receivable:

            (a) which does not arise from the sale of goods or the performance of services by Unapix in the ordinary course of its business;

            (b) (i) which, in the reasonable credit judgment of Lender, is subject to material conditions precedent to payment (such as a material performance obligation or a material executory aspect on the part of any Credit Party or any other party or obligations contingent upon future events not within Unapix's direct control) or (ii) as to which Unapix is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

            (c) which is subject to a bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; provided, however, that only the amount in question shall be excluded from such Account or contract receivable;

            (d) with respect to Accounts only, for which an invoice, acceptable to Lender in form and substance, has not been sent to the applicable Account Debtor;

            (e) that (i) is not owned by Unapix, (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Lender, or (iii) is attributable to an item of Product or Recorded Product in which Unapix cannot warrant sufficient chain of title to (or sufficient ability to assign) the underlying rights to justify the Account or contract receivable;

            (f) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

            (g) that is not reasonably expected by Unapix to be payable and collectible;

            (h) to the extent any Credit Party is liable for goods sold or services rendered by the applicable Account Debtor or obligor under the contract receivable to Unapix, but only to the extent of the potential offset;

            (i) that is in default; provided, that, without limiting the generality of the foregoing, an Account or contract receivable shall be deemed in default upon the occurrence of any of the following:

                  (i) in the case of Tier 1 Accounts and Tier 3 Accounts, such Account is not paid within the earlier of: ninety (90) days following its due date or one hundred and twenty (120) days following its original invoice date,

                  (ii) in the case of Tier 2 Accounts, such Account is not paid within one hundred and twenty (120) days following its due date;

                  (iii) in the case of Tier 5 Accounts, such Account (or any installment under such Account) is not paid within thirty (30) days following its due date;

                  (iv) if any Account Debtor obligated upon such Account or obligor under the contract receivable, as applicable, suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (v) if any petition is filed by or against any Account Debtor obligated upon such Account or obligor under the contract receivable, as applicable, under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

            (j) which is the obligation of an Account Debtor or obligor under the account receivable if fifty percent (50%) or more of the dollar amount of all Accounts and contract receivables owing by that Person are ineligible under the other criteria set forth in this SECTION 1.5;

            (k) as to which any of the representations or warranties pertaining to Accounts or contracts receivable set forth in this Agreement is untrue;

            (l) to the extent such Account or contract receivable is evidenced by a judgment, Instrument or Chattel Paper;

            (m) to the extent that such Account or contract receivable, together with all other Accounts and contract receivables owing by such Account Debtor and its Affiliates as of any date of determination exceeds fifteen percent (15%) of all Eligible Accounts (or, in the case of Distribution North America, exceeds twenty percent (20%) of all Eligible Accounts);

            (n) which relate to items of Product or Recorded Product as to which Lender has not received a fully executed Laboratory Access Letter or a Laboratory Pledgeholder Agreement for each laboratory holding Physical Materials sufficient to fully exploit the rights held by Unapix in such item of Product or Recorded Product;

            (o) which will be subject to reduction or repayment to the extent not earned by performance other than delivery in the ordinary course of business;

            (p) which is payable in any currency other than Dollars;

            (q) which in the case of any Tier 5 Account, is not due within 12 months of the date of determination of the eligibility of such Account (or, in the case of Tier 5 Accounts due from any Account Debtor listed in EXHIBIT 1.5, is not due within 24 months of the date of determination of the eligibility of such Account); and

            (r) which is unacceptable to Lender in its reasonable credit judgment.

            1.6. CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described on ANNEX B (the "CASH MANAGEMENT SYSTEMS").

            1.7.  FEES.

            (a) Borrowers shall pay to Lender (i) on the Closing Date, a Closing Fee in the amount of $200,000, less (i) the Commitment Letter Delivery Fee and
(ii) the portion of the Underwriting Deposit, if any, in excess of Transaction Expenses incurred as of the Closing Date. For purposes of this Agreement, the terms "COMMITMENT LETTER DELIVERY FEE," "UNDERWRITING DEPOSIT" and "TRANSACTION EXPENSES" shall have the respective meanings set forth in the commitment letter dated August 3, 1999 by Lender to Unapix.

            (b) As additional compensation for Lender's Commitment, Borrowers agree to pay to Lender, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Commitment (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the aggregate Revolving Loans outstanding during the period for which such fee is due.

            (c) If Borrowers prepay the Revolving Loans and reduce or terminate the Commitment prior to the second anniversary of the Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the amount of the reduction of the Commitment; provided that no such prepayment fee will be required upon any reduction to the Commitment resulting from (i) an equity offering made pursuant to SECTION 1.2(B)(III) and expressly permitted under SECTION 6, (ii) Excess Cash Flow payments made pursuant to
SECTION 1.2(B)(IV), or (iii) scheduled reductions to the Library Credit. As used herein, the term "APPLICABLE PERCENTAGE" shall mean (x) two percent (2%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, and (y) one percent (1%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to SECTION 1.14(C); provided that Borrowers do not permanently reduce the Commitment upon any such prepayment.

            1.8. RECEIPT OF PAYMENTS. Borrowers shall make each payment under this Agreement not later than 11:00 a.m. (Los Angeles time) on the day when due in immediately available funds in Dollars to the Collection Account. Payments received after 11:00 a.m. Los Angeles time on any Business Day shall be deemed to have been received on the following Business Day. Solely for the purpose of computing interest and Fees, Borrowers agree that all payments shall be deemed received one Business Day after the day of receipt of immediately available funds therefor in the Collection Account prior to 11:00 a.m. Los Angeles time, or two Business Days after receipt of immediately available funds therefor in the Collection Account after 11:00 a.m. Los Angeles time.

            1.9.  APPLICATION AND ALLOCATION OF PAYMENTS.

            (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loans, and if no Revolving Loans are outstanding at the time of receipt of any such payment, such payment may be invested as provided in SECTION 6.2(G); (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of SECTION 1.2(A); and
(IV) mandatory prepayments shall be applied as set forth in SECTIONS 1.2(C) and
(D). As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender's expenses reimbursable hereunder;
(2) to interest on the Revolving Loans, ratably in proportion to the interest accrued as to each Revolving Loan; (3) to principal payments on the Revolving Loans; and (4) to all other Obligations to the extent reimbursable under SECTION 13.3.

            (b) Lender is authorized to, and at its sole election may, charge to the Revolving Loans balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(A)) and interest and principal, other than principal of the Revolving Loans, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loans to exceed Borrowing Availability or would cause the balance of the Revolving Loans of any Borrower to exceed such Borrower's separate Commitment Sublimit. At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loans hereunder.

            1.10. LOAN ACCOUNT AND ACCOUNTING. Lender shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Revolving Credit Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Revolving Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Lender shall render to Borrower Representative a monthly accounting of transactions with respect to the Revolving Loans setting forth the balance of the Loan Account as to each Borrower. Unless Borrower Representative notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

            1.11. INDEMNITY. (a) Each Borrower shall jointly and severally indemnify and hold harmless each of Lender and its Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); provided, that no Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lender to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to Lender under this subsection, Lender shall be deemed to have actually funded the relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder. As promptly as practicable under the circumstances, Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this SECTION 1.11(B), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

            1.12. ACCESS.

            (a) Each Credit Party which is a party hereto shall (i) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, and (ii) permit Lender, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Products, Recorded Products and other Collateral of any Credit Party. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Lender with access to their suppliers and customers. Each Credit Party shall make available to Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Lender may request.

            (b) In addition to the inspections permitted under SECTION 1.12(A) above, Unapix shall provide Lender and its officers, employees and agents (including without limitation Lender's counsel and its employees and agents) with such access to its properties, facilities, advisors and employees (including officers) as Lender or such counsel shall deem to be necessary or advisable in order to confirm compliance by the Credit Parties with all terms and provisions of this Agreement governing the Products and Recorded Products, including without limitation all requirements in respect of (i) the acquisition of Products and Recorded Products, or any rights in Products and Recorded Products, (ii) the documentation of the rights of the Credit Parties (and the rights of any predecessor-in-interest to the Credit Parties) in such Products and Recorded Products, and in any Literary Property on which such Products or Recorded Products may be based, (iii) the recordation of such rights in the United States Copyright Office or elsewhere, (iv) the termination of Liens (other than Permitted Encumbrances) covering such Products and Recorded Products (and the documentation of all nondisturbance and other agreements necessary in order for such Liens to be considered to be Permitted Encumbrances), (v) chain of title to the underlying rights to each item of Product and Recorded Product, and (vi) recordkeeping, reporting, filing, notice and other documentary requirements applicable to any of the foregoing.

            (c) Each audit and inspection referred to in SECTIONS 1.12(A) AND 1.12(B) above shall be made during normal business hours, from time to time upon reasonable prior notice as frequently as Lender determines to be appropriate. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Lender, each such Credit Party shall provide such access at all times and without advance notice. Each Credit Party shall deliver any document or instrument necessary for Lender, as it may from time to time request, obtain records from any service bureau or other Person which maintains records for such Credit Party, and maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. In connection with each audit and inspection referred to in SECTIONS 1.12(A) AND 1.12(B) above, each Credit Party shall permit Lender and its counsel, and any of their respective officers, employees and agents, to inspect, audit and make extracts from such Credit Party's books and records.

            (d) Borrowers shall pay Lender a Fee equal to its customary field audit charges (plus all out-of-pocket costs and expenses, including without limitation reasonable costs and expenses of Lender's counsel) in connection with Lender's field examinations and examinations of records of Products and Recorded Products permitted under SECTIONS 1.12(A) AND 1.12(B) above. Such Fees and expenses shall be charged against the Revolving Loans in connection with each field audit conducted after the Closing Date; PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred and be continuing, Lender shall not be entitled to be reimbursed for more than two (2) field examinations and for more than two (2) examinations of records of Products and Recorded Products in any calendar year conducted after the Closing Date.

            1.13. TAXES.

            (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to SECTION 14) or under the Note shall be made, in accordance with this SECTION 1.13, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to SECTION 14) or under the Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.13) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

            (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.13) paid by Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            1.14. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

            (a) If Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Revolving Loan, then Borrowers shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative by Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this SECTION 1.14(B).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of Lender without, in Lender's opinion, adversely affecting it or its Revolving Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrower Representative, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Revolving Loans into a Revolving Loan bearing interest based on the Index Rate.

            1.15. SINGLE LOAN. All Revolving Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of its Collateral.

            1.16. PROVISIONS RELATING TO THE BORROWING BASE.

            (a) Lender may from time to time, by advance notice to the Borrower Representative (i) determine in its sole discretion that any Person will not be an Approved Account Debtor and delete any such Person from any schedule of Approved Account Debtors or determine in its sole discretion that any amounts due under any Distribution Agreement shall no longer constitute an Eligible Account or (ii) Lender may by written notice to the Borrower Representative, add a Person to any list of Approved Account Debtors as it may in its sole discretion deem appropriate.

            (b) In the event Lender notifies the Borrower Representative in accordance with SECTION 1.16(A) that a Person is to be deleted as an Approved Account Debtor, no additional Eligible Accounts from such Person may be included in the Borrowing Base subsequent to such notice unless Lender thereafter notifies the Borrower Representative that such Person is reinstated as an Approved Account Debtor in accordance with SECTION 1.16(A).

            1.17. INDEMNITY FOR RETURNED PAYMENTS. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or avoidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Lender, and the Credit Parties shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this SECTION 1.17 shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the rights of Lender under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 1.17 shall survive the termination of this Agreement.

2.    CONDITIONS PRECEDENT

            2.1. CONDITIONS TO THE INITIAL REVOLVING LOANS.

            Lender shall not be obligated to make any Revolving Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

            (a) CREDIT AND SECURITY AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers and Lender; and Lender shall have received such documents, instruments, agreements and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this

Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as ANNEX C, each in form and substance satisfactory to Lender.

            (b) REPAYMENT OF PRIOR LENDER OBLIGATIONS; SATISFACTION OF OUTSTANDING L/CS. (i) Lender shall have received a fully executed original of a pay-off letter satisfactory to Lender confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, as mutually agreed upon by Lender, Borrowers and Prior Lender.

            (c) APPROVALS. Lender shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Lender affirming that no such consents or approvals are required.

            (d) OPENING AVAILABILITY. Borrowers shall have Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower under the Revolving Loans and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales or deterioration of working capital), of at least $7,000,000.

            (e) PAYMENT OF FEES. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in SECTION 1.7 and shall have reimbursed Lender for all fees, costs and expenses of closing presented as of the Closing Date.

            (f) CAPITAL STRUCTURE: OTHER INDEBTEDNESS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Lender in its sole discretion.

            (g) DUE DILIGENCE. Lender shall have conducted (and be satisfied with the results of) such due diligence regarding the Credit Parties, the components of the Borrowing Base, the Collateral, the corporate and capital structure of the Borrowers, the matters set forth in the Disclosure Schedules, and the tax and other effects of the Related Transactions as Lender deems appropriate in its sole discretion.

            2.2. FURTHER CONDITIONS TO EACH REVOLVING LOAN. Lender shall not be obligated to fund any Revolving Loan (including the initial Revolving Loan), or convert or continue any Revolving Loan as a LIBOR Loan, if, as of the date thereof:

            (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except (i) to the extent that such representation or warranty expressly relates to an earlier date, (ii) for changes therein expressly permitted or expressly contemplated by this Agreement, or (iii) with respect to the representations and warranties of the Credit Parties set forth in the second sentence of SECTION 3.6(A) and in SECTION 3.6(C) (to the extent that the representations and warranties in SECTION 3.6(C) relate to the granting to the Lender of a valid security interest in items of Collateral consisting of Product and Recorded Product), if such date is on or prior to the Records Compliance Date and such representations and warranties are materially true and correct in accordance with the standards set forth in SECTION 8.1(F);

            (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

            (c) Any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Revolving Loan; or

            (d) After giving effect to any Revolving Credit Advance, (i) the outstanding principal amount of the aggregate Revolving Loans would exceed the lesser of the Borrowing Base and the Commitment, or (ii) the outstanding principal amount of the Revolving Loans borrowed by the applicable Borrower would exceed such Borrower's separate Commitment Sublimit.

The request and acceptance by any Borrower of the proceeds of any Revolving Loan or the conversion or continuation of any Revolving Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in SECTION 14 and of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

3.    REPRESENTATIONS AND WARRANTIES

            To induce Lender to make the Revolving Loans, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

            3.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not be reasonably expected to result in a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted (including, without limitation, the power to distribute and otherwise exploit the Products and Recorded Products in accordance with each material agreement to which it is a party); (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            3.2. EXECUTIVE OFFICES; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in DISCLOSURE SCHEDULE 3.2 and except as otherwise provided therein, none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, DISCLOSURE SCHEDULE 3.2 lists the federal employer identification number of each Credit Party.

            3.3. CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement, Distribution Agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Lender pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(C), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

            3.4. FINANCIAL STATEMENTS AND PROJECTIONS. Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) The following Financial Statements attached hereto as DISCLOSURE
SCHEDULE 3.4(A) have been delivered on the date hereof:

                  (i) (A) The audited consolidated balance sheets at December 31, 1997 and 1998 and the related audited consolidated statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by Richard A. Eisner & Company, LLP, and (B) the unaudited consolidating balance sheets at December 31, 1997 and 1998 and the related consolidating statements of income of Borrowers and their Subsidiaries for the Fiscal Years then ended.

                  (ii) The unaudited consolidated and consolidating balance sheet(s) at June 30, 1999 and the related consolidated and consolidating statement(s) of income and consolidated statement of cash flows of Borrowers and their Subsidiaries for the two Fiscal Quarters then ended.

            (b) PROJECTIONS. The Projections delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE 3.4(B) have been prepared by Borrowers in light of the past operations of their businesses, and reflect projections for the period beginning with their 1999 Fiscal Year and ending with their 2003 Fiscal Year, on a year by year basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

            3.5. MATERIAL ADVERSE EFFECT. Between December 31, 1998 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1998 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect. No Credit Party is in material default in the payment of any Third Party Costs.

            3.6.  OWNERSHIP OF PROPERTY; COLLATERAL; LIENS.

            (a) PRODUCT AND RECORDED PRODUCT. On the date hereof, the items of Product and Recorded Product listed on DISCLOSURE SCHEDULE 3.6(A) comprise all of the Product and Recorded Product in which any Credit Party has any right, title or interest (either directly or through a joint venture or partnership) and the value to the Credit Parties of which is equal to or in excess of $25,000, in the reasonable judgment of the Credit Parties. As to each item listed on DISCLOSURE SCHEDULE 3.6(A) hereto the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office other than any item of Product or Recorded Product with a value to the Credit Parties less than $25,000, in the reasonable judgment of the Credit Parties. To the best of each Credit Party's knowledge, except as set forth in DISCLOSURE SCHEDULE 3.13, no item of Product or Recorded Product or component part thereof violates or infringes upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, contract or copyright right or any other right of any Person or contains any libelous or slanderous material, other than to an extent which is either not material to the Borrowers and the other Credit Parties taken as a whole or for which coverage is provided in existing insurance policies. Except as set forth in DISCLOSURE SCHEDULE 3.13, there is no claim, suit, action or proceeding pending or threatened against any Credit Party that involves a claim of infringement of any copyright and no Credit Party has knowledge of any existing infringement by any other Person of any copyright held by any Credit Party.

            (b) RIGHTS IN PRODUCTS AND RECORDED PRODUCTS. Each Credit Party has sufficient right, title and interest in each item of Product and Recorded Product to enable it (i) to enter into and perform all of the Distribution Agreements to which it is a party and other agreements generating Eligible Accounts and accounts receivable reflected on the most recent balance sheet and the most recent Borrowing Base Certificate delivered to Lender pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have a material adverse effect on the Credit Parties taken as a whole.

            (c) SECURITY INTERESTS. This Agreement and the other Loan Documents to be delivered to Lender hereunder will create and grant to Lender valid security interests in the Collateral and, to the extent required, upon the timely filing of the Copyright Mortgage in the United States Copyright Office and financing statements under the Code of the States of California, Connecticut, Michigan, New Jersey, New York, Vermont and Washington, Lender shall have a perfected first priority security interests in the Collateral, subject to no other Liens (other than Permitted Encumbrances).

            (d) LABORATORIES. As of the date of execution of this Agreement, (i) DISCLOSURE SCHEDULE 3.6(D)-1 hereto completely and accurately sets forth the names and addresses of all laboratories that have possession of any Physical Materials that are necessary to fully exploit the rights held by Unapix in any item of Product or Recorded Product, and (ii) DISCLOSURE SCHEDULE 3.6(D)-2 hereto completely and accurately sets forth the names and addresses of all other laboratories that have possession of any physical and/or sound materials or elements related to or used in connection with any Product or Recorded Product in which any Credit Party has any interest.

            (e) REAL ESTATE AND OTHER PROPERTY. As of the Closing Date, the real estate ("REAL ESTATE") listed on DISCLOSURE SCHEDULE 3.6(E) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on DISCLOSURE SCHEDULE 3.6(E), and copies of all such leases or a summary of terms thereof satisfactory to Lender have been delivered to Lender. DISCLOSURE SCHEDULE 3.6(E) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

            (f) ACCOUNTS. With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Lender (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Credit Party's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Credit Party has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Credit Party in the ordinary course of its business for prompt payment and disclosed to Lender; (iii) to each Credit Party's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Credit Party's books and records and any invoices, statements and Collateral Reports delivered to Lender with respect thereto; (iv) no Credit Party has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) no Credit Party has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to Lender with respect thereto are actually and absolutely owing to such Credit Party as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Borrower Accounts or Lender as required pursuant to the terms of ANNEX B to the Credit Agreement; and (z) to each Credit Party's knowledge, all Account Debtors have the capacity to contract.

            3.7. LABOR MATTERS. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in DISCLOSURE SCHEDULE 3.7, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement or consulting agreement; (e) except as set forth in DISCLOSURE SCHEDULE (3.7), no Credit Party is a party to or bound by any employment agreement with any executive officer of any Credit Party, or any employment agreement providing for payment of annual base compensation and guaranteed bonus of $200,000 or greater (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE (3.7) have been delivered to Lender); (f) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (g) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (h) except as set forth in DISCLOSURE SCHEDULE 3.7, there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

            3.8. VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in DISCLOSURE SCHEDULE 3.8, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party other than Unapix is owned by each of the stockholders and in the amounts set forth on DISCLOSURE SCHEDULE 3.8. Except as set forth in DISCLOSURE SCHEDULE 3.8, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in SECTION 6.3 (including DISCLOSURE SCHEDULE 6.3).

            3.9. GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Revolving Loans by Lender to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

            3.10. MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Credit Party owns any Margin Stock, and none of the proceeds of the Revolving Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Revolving Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

            3.11. TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with SECTION 5.2(B). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. DISCLOSURE SCHEDULE 3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on DISCLOSURE SCHEDULE 3.11, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

            3.12. ERISA.

            (a) DISCLOSURE SCHEDULE 3.12 lists and separately identifies all Title IV Plans, Multiemployer Plans, welfare plans (as defined in Section 3(1) of ERISA), Retiree Welfare Plans and any other employee benefit plan, program, agreement, policy or arrangement (other than employment agreements), whether a Qualified Plan or otherwise, written or oral, covering any current or former employee or director of any Credit Party or ERISA Affiliate. Copies of all such listed Plans (or a written description of any plan not in writing), together with a copy of the latest form 5500 for each such Plan (if applicable), have been delivered to Lender. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance, in form and in operation, with the applicable provisions of ERISA, the IRC and other Applicable Laws, including requirements of the IRC and ERISA governing the filing of reports. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

            (b) Except as set forth in DISCLOSURE SCHEDULE 3.12: (i) no Title IV Plan has any Unfunded Pension Liability or other liability not satisfied in full; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur;
(iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

            (c) No Credit Party or ERISA Affiliate has any plan or commitment, whether or not legally binding, to create any additional Plan or employee benefit program, or to modify or change any existing Plan or program that would affect any current or former employee or director of a Credit Party or ERISA Affiliate.

            3.13. NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE 3.13, as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

            3.14. BROKERS. Except for Reedland Capital Partners (whose fees shall be paid solely by the Borrowers), no broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Revolving Loans or the Related Transactions, and no Credit Party has any obligation to any other Person in respect of any finder's or brokerage fees in connection therewith.

            3.15. INTELLECTUAL PROPERTY. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark and License is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE 3.15 hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

            3.16. FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

            3.17. ENVIRONMENTAL MATTERS.

            (a) As of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) the Credit Parties are and have been in compliance with all Environmental Laws; (iv) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (v) the Credit Parties have provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Lender (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

            3.18. INSURANCE. DISCLOSURE SCHEDULE 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

            3.19. DEPOSIT AND DISBURSEMENT ACCOUNTS. DISCLOSURE SCHEDULE 3.19 lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

            3.20. GOVERNMENT CONTRACTS. Except as set forth in DISCLOSURE
SCHEDULE 3.20, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local laws.

            3.21. CUSTOMER AND TRADE RELATIONS. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

            3.22. AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Credit Party has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on DISCLOSURE SCHEDULE 3.22: (a) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Credit Parties and any security interest granted by such Credit Party with respect thereto, (b) all joint venture agreements to which the Credit Parties are a party, (c) all material Distribution Agreements, (d) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum, (e) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect, (f) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party, and (g) all other contractual arrangements which are material to any Credit Party, including but not limited to, guarantees and employment agreements. For purposes of this
SECTION 3.22, (i) a Distribution Agreement shall be deemed "material" if it provides for Minimum Guaranteed Payments of at least $250,000, and (ii) any other contract or agreement shall be deemed "material" if the Credit Parties reasonably expect that prior to the Commitment Termination Date any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $250,000 (without giving effect to overages), (B) incur liabilities or obligations in excess of $250,000 (without giving effect to overages) or (C) suffer damages or losses in excess of $250,000 by reason of the breach or termination thereof.

            3.23. SOLVENCY. Both before and after giving effect to (a) the Revolving Loans to be made or extended on the Closing Date or such other date as Revolving Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Revolving Loans pursuant to the instructions of Borrower Representative, (c) the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

            3.24. YEAR 2000 REPRESENTATIONS. Each Credit Party has completed a Year 2000 Assessment and a Year 2000 Corrective Plan, copies of which have been delivered to Lender, and each Credit Party has completed all Year 2000 Corrective Actions.

            3.25. SUBORDINATED DEBT. As of the Closing Date, Borrowers have delivered to Lender a complete and correct copy of the form of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower Representative has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes are enforceable against the holders of the Subordinated Notes by Lender. All Obligations, including the Obligations to pay principal of and interest on the Revolving Loans, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Note and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrowers acknowledge that Lender is entering into this Agreement and is extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this SECTION 3.25.

            3.26. FICTITIOUS NAMES; CHIEF EXECUTIVE OFFICE. Except as set forth in DISCLOSURE SCHEDULE 5.1, no Credit Party has conducted business during the past five (5) calendar years, nor is any Credit Party presently doing business, under any name other than such party's name set forth on the signature pages of this Agreement, including, without limitation, any tradename, and each Credit Party's chief executive office is located at the address set forth on ANNEX G (within the meaning of Section 9-103 of the Code) and such Credit Party has no other offices.

4.    FINANCIAL STATEMENTS AND INFORMATION

            4.1.  REPORTS AND NOTICES.

            (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX D.

            (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Lender the Collateral Reports (including, with respect to Unapix, Borrowing Base Certificates in the form of EXHIBIT 4.1(B)) at the times, to the Persons and in the manner set forth in ANNEX E.

            4.2. COMMUNICATION WITH ACCOUNTANTS. Each Credit Party executing this Agreement authorizes Lender to communicate directly with its independent certified public accountants including Richard A. Eisner & Company, LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.    AFFIRMATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

            5.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights, licenses, permits and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in DISCLOSURE SCHEDULE 5.1.

            5.2.  PAYMENT AND PERFORMANCE OF OBLIGATIONS.

            (a) Subject to SECTION 5.2(B), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

            (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in SECTION 5.2(A); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this SECTION 5.2(B) are no longer met, and (v) Lender has not advised Borrowers in writing that Lender reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

            (c) Each Credit Party shall duly and timely comply with all the terms, conditions, covenants and warranties set forth in this Agreement, the other Loan Documents, and the Distribution Agreements, all at the times and places and in the manner set forth herein and therein, and diligently protect the rights of the Credit Parties and Lender under such agreements where the failure to protect such rights would have a material adverse effect on any Credit Party's, or Lender's interests therein.

            (d) Each Credit Party shall duly and punctually pay or cause to be paid all Obligations on the dates, at the places and in the manner set forth herein.

            (e) Each Credit Party shall duly observe and perform all material terms and conditions of all material agreements with respect to the exploitation of items of Product and Recorded Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements. Each Credit Party shall deliver to Lender copies duly certified by representatives of the Credit Parties of any documents relating to the Products and Recorded Products as Lender may reasonably request.

            (f) Each Credit Party shall diligently and timely defend the Collateral and Lender's rights therein against any and all Liens (other than Permitted Encumbrances).

            (g) Each Credit Party shall pay prior to delinquency all license fees, registration fees, guild or union pension, health and welfare payments, supplemental market, reuse and other required payments, assessments, and charges not referred to in SECTION 5.2(A), including without limitation non-governmental levies or assessments, which may be levied upon or assessed against the Collateral, or any part thereof and all amounts payable to or for the benefit of actors, writers, composers, directors and others, pursuant to applicable collective bargaining agreements or any law or governmental regulation or decree now or hereafter in force, by reason, of or as a condition or consideration for, any exhibition, use, re-use, rerun, performance, sale, license or distribution of the Products or Recorded Products or copies of all or any part thereof (collectively, "RESIDUALS"), together with all taxes, pension fund contributions and other costs paid or payable with respect to such Residuals or with respect to percentage participations in the Product or Recorded Product, except to the extent that the failure to do so would not have a Material Adverse Effect or result in the imposition of any Lien (other than Permitted Encumbrances) on the property of any Credit Party.

            5.3. BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE 3.4(A). Without limitation of the foregoing, such books and records shall be adequate (a) to permit the Credit Parties to comply with the requirements of
SECTION 5.14 and to provide Lender with the reports required under paragraph (e) of ANNEX E, and (b) by the Records Compliance Date, to enable Lender and its counsel to perform the audits and inspections described in SECTION 1.12(B), and to demonstrate the truth and accuracy of the officer's certificate provided by the Credit Parties under SECTION 6.25(A).

            5.4.  INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.

            (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on DISCLOSURE SCHEDULE 3.18 as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Lender. The insurance required under this SECTION 5.4(A) shall include without limitation (i) insurance against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices, (ii) insurance required under SECTIONS 5.4(B) and 5.4(C), and (iii) distributor's "Errors and Omissions" insurance and insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses. Upon the request of Lender, the Credit Parties will render to Lender a statement in such detail as Lender may request as to all such insurance coverage.

            (b) The Credit Parties shall maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party through the third anniversary of the date on which such item of Product is Completed and/or as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

            (c) The Credit Parties shall maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as Lender shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed item of Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of Product, but at minimum, to the extent required under all applicable contracts relating thereto.

            (d) If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. Lender shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Lender and shall be additional Obligations hereunder secured by the Collateral.

            (e) The Credit Parties shall cause all such above-described insurance (excluding workers' compensation insurance) to (i) provide for the benefit of Lender that thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to Lender; (ii) name Lender as the loss payee (except for "Errors and Omissions" insurance and other third party liability insurance); and (iii) to the extent that Lender shall not be liable for premiums or calls, name Lender as an additional insured including, without limitation, under any "Errors and Omissions" policy.

            (f) Lender reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Lender's opinion, adequately protect Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Lender, each Credit Party shall deliver to Lender from time to time a report of a reputable insurance broker, satisfactory to Lender, with respect to its insurance policies.

            (g) Each Credit Party irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender shall apply such proceeds to the reduction of the Obligations in accordance with SECTION 1.2(D).

            5.5. COMPLIANCE WITH LAWS. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental Permits except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.6. SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Lender (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); PROVIDED that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Lender in writing; (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date; and (c) notwithstanding the foregoing limitations, the Credit Parties shall supplement and update DISCLOSURE SCHEDULE 3.6(A) as required under SECTION 5.14.

            5.7. INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

            5.8. ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) notify Lender promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $25,000; and (c) promptly forward to Lender a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

            5.9. LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Each Credit Party shall use its best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property, which letter or agreement shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Products, Recorded Products or other Collateral at that location and shall be substantially the form of EXHIBIT 5.9 attached hereto or otherwise be satisfactory in form and substance to Lender; provided that each Credit Party shall be required to obtain such a landlord's agreement, mortgagee agreement or bailee letter in each case where a material portion of the Collateral is located at the leased property or owned property in question. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party without the prior written consent of Lender (which consent, in Lender's discretion, may be conditioned upon the establishment of Reserves acceptable to Lender), or unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or Laboratory where any Collateral is or may be located.

            5.10. THIRD PARTY AUDIT RIGHTS. Promptly notify Lender of, and allow Lender access to the results of, (a) all audits conducted by any Credit Party of any third party licensee, partnership and joint venture under any agreement with respect to any item of Product and Recorded Product included in the Collateral, and (b) all audits conducted by any third party of any Credit Party. The Credit Parties will exercise their audit rights with respect to any third party licensees, partnerships and joint ventures under any agreement with respect to an item of Product or Recorded Product included in the Collateral upon the reasonable written request of Lender, to the extent such rights are available to the Credit Parties. After an Event of Default has occurred and is continuing, Lender shall have the right to exercise through any Credit Party such Credit Party's right to audit any obligor under an agreement with respect to any item of Product or Recorded Product included in the Collateral.

            5.11. PRODUCTION. (a) Each Credit Party shall use its reasonable best efforts to cause each item of Product and Recorded Product being produced by any Credit Party to be produced in all material respects in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product or Recorded Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

            (b) With respect to each item of Incomplete Product for which the Credit Parties have Production Exposure in excess of $500,000 (other than such items which are produced for television by a Credit Party), deliver to the Lender, not later than five (5) Business Days prior to the commencement of principal photography of such item of Product, a Completion Guaranty with respect to such item of Product in form and substance satisfactory to the Lender. For purposes of this Section 5.11(b) only, Production Exposure shall be limited to amounts paid or to be paid by a Credit Party on or prior to Completion and delivery of the item of Product in question.

            5.12. MUSIC. When an item of Product financed (in whole or in part) or produced by any Credit Party has been scored, if requested by Lender, deliver to Lender within a reasonable period of time after such request (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

            5.13. LABORATORIES; NO REMOVAL.

            (a) To the extent any Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product or Recorded Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product or Recorded Product and deliver to Lender a fully executed Laboratory Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes then the Credit Parties will deliver to Lender a fully executed Laboratory Access Letter (substantially in the form of Exhibit 5.13(a)(1)) covering such materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory any such Credit Party shall provide Lender with a Laboratory Pledgeholder Agreement (substantially in the form of Exhibit 5.13(a)(2)) or Laboratory Access Letter, as appropriate executed by such other laboratory and all other parties to such Laboratory Pledgeholder Agreement (including Lender). Each Credit Party hereby agrees not to remove or cause the removal of the original negative and film or sound materials with respect to any item of Product or Recorded Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States or (ii) to any state or jurisdiction where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documentation similar in purpose and effect satisfactory to Lender) have not been filed against such Credit Party holding any rights to such item of Product or Recorded Product.

            (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory.

            (c) With respect to items of Product and Recorded Product completed after the Closing Date, deliver or cause to be delivered to Lender on a semi-annual basis, concurrently with the delivery of the quarterly financial statements required under paragraph (a) of Annex D as of June 30 and December 31 of each year, a revised schedule of Product and Recorded Product on deposit as of the last day of such quarter with each Laboratory which is a signatory to a Laboratory Pledgeholder Agreement.

            5.14. COPYRIGHT AND TRADEMARK.

            (a) Within thirty (30) days after the initial release or broadcast of each item of Product and Recorded Product, to the extent any Credit Party is or becomes the copyright proprietor thereof or to the extent such interest is obtained by any Credit Party, or any Credit

Party otherwise acquires a copyrightable interest, each Credit Party shall take any and all actions necessary to register the copyright for such item in the name of such Credit Party (subject to a Lien in favor of Lender pursuant to the Copyright Mortgage) in conformity with the laws of the United States and such other jurisdictions as Lender may reasonably specify. Within ninety (90) days after the initial release or broadcast of each item of Product and Recorded Product and concurrently with the delivery of the quarterly financial statements required under paragraph (a) of Annex D, to the extent any Credit Party is or becomes the copyright proprietor thereof or to the extent such interest is obtained by any Credit Party, or any Credit Party otherwise acquires a copyrightable interest, each Credit Party shall deliver to Lender (i) written evidence of the registration of the rights of the Credit Parties (and the rights of any predecessor-in-interest to the Credit Parties) in such Products and Recorded Products, and (if available) in any Literary Property on which such Products or Recorded Products may be based, (ii) a Copyright Mortgage Supplement relating to such item executed by such Credit Party, (iii) a revised DISCLOSURE
SCHEDULE 3.6(A) (or a supplement to such Schedule) containing the information required under SECTION 3.6(A) for such item, together with the copyright registration number and the character of the interests held by the Credit Parties in each such item of Product and Recorded Product, and (iv) copies of copyright search reports in form and substance satisfactory to Lender, together with such other documentation as may be necessary in the sole judgment of Lender in order to demonstrate that such item of Product or Recorded Product has been acquired by such Credit Party in compliance with all of the terms and provisions of this Agreement and the other Credit Documents. The documentation required under clause (iv) of this SECTION 5.14(A) shall include without limitation documentation of the release or termination of all Liens (other than Permitted Encumbrances) on or affecting such item of Product or Recorded Product (or documentation of nondisturbance agreements or other agreements necessary to demonstrate that such Liens are properly classified as Permitted Encumbrances hereunder), including without limitation all Liens previously identified on any report provided by the Credit Parties under paragraph (e) of ANNEX E.

            (b) Each Credit Party shall obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product and Recorded Product in which such Credit Party is not entitled to be the initial copyright proprietor, and promptly record such instruments of transfer on the United States Copyright Register and such other jurisdictions as Lender may specify.

            (c) Each Credit Party shall furnish to Lender duly executed copies of (i) each security agreement relating to an item of Product entered into by a Credit Party with any guild and (ii) if the Credit Parties have Production Exposure in excess of $500,000 with respect to an item of Product, a Subordination Agreement from the applicable guild with respect to any security interest and other rights granted to such guild relating to such item of Product.

            (d) Each Credit Party shall promptly notify Lender upon each registration or application for registration of any intangible rights including, but not limited to, all trademarks, trade names, logos, service marks, patents and service names, and shall promptly perform or cause to be performed all acts as may be deemed necessary, proper or advisable from time to time, in the sole judgment of the Lender, to provide, perfect and preserve the Liens of the Lender hereunder and under the Trademark Security Agreement.

            5.15. RECORDED MUSIC BUSINESS. Each Credit Party shall conduct the operations of its recorded music business in a manner consistent in all material respects with past business practices, and shall provide Lender upon request with reports on the recorded music business of the Credit Parties, including without limitation copies of requests for audit by performers.

            5.16. FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document. Without limitation of the foregoing, upon the request of Lender, each Credit Party shall promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of Lender, to provide Lender a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of Lender the security interest in the Collateral contemplated hereunder and under the other Loan Documents.

            5.17. FORMATION OF SUBSIDIARIES. Each Credit Party shall deliver to the Lender as promptly as practicable after formation of any new Subsidiary of any Credit Party an Instrument of Assumption and Joinder duly executed by such Subsidiary (pursuant to which the Subsidiary shall become a Credit Party and Guarantor hereunder), appropriate UCC-1 financing statements, a Copyright Mortgage Supplement and the instruments and documents required to be delivered under SECTION 12.1.

6.    NEGATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Lender, from and after the date hereof until the Termination Date:

            6.1. MERGERS, SUBSIDIARIES, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, except as provided in SECTION 5.17, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, PROVIDED that Borrower Representative shall be the survivor of any such merger to which it is a party. Lender hereby consents to the merger prior to the Closing Date of Miramar into Unapix, with Unapix being the surviving corporation. Notwithstanding the foregoing, any Borrower may acquire all or substantially all of the assets or capital Stock of any Person (the "TARGET") (in each case, a "PERMITTED ACQUISITION") subject to the satisfaction of each of the following conditions:

                  (i) Lender shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                  (ii) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents;

                  (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Revolving Loans made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition, and (C) Indebtedness subordinated to payment of the Obligations pursuant to the terms of a Subordination Agreement or on other terms satisfactory to the Lender in its sole discretion;

                  (v) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) shall not exceed $750,000 during any Fiscal Year and the portion thereof allocable to goodwill and intangible assets for any such Permitted Acquisition shall not exceed thirty-five percent (35%) of the amount payable in connection with such Permitted Acquisition;

                  (vi) Net Borrowing Availability on the date of such Permitted Acquisition and for each day during the 30-day period preceding the consummation of such Permitted Acquisition (in each case after giving effect to such Permitted Acquisition and all Revolving Loans to be funded in connection therewith) shall exceed $3,000,000;

                  (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                  (viii)at or prior to the closing of any Permitted Acquisition, Lender will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto, or in the assets and capital stock of the Target, and Borrowers and the Target shall have executed such documents and taken such actions as may be required by Lender in connection therewith;

                  (ix) concurrently with delivery of the notice referred to in clause (i) above, Borrowers shall have delivered to Lender, in form and substance satisfactory to Lender:

                        (A) a pro forma consolidated balance sheet, income
            statement and cash flow statement of Unapix and its Subsidiaries (the "ACQUISITION PRO FORMA"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Unapix and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Revolving Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (i) Net Borrowing Availability for each day during the 30-day period preceding the consummation of such Permitted Acquisition would have exceeded $3,000,000 on a pro forma basis (giving effect to such Permitted Acquisition and all Revolving Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Net Borrowing Availability of $3,000,000 shall continue for each day during the 30-day period following the consummation of such Permitted Acquisition, and (ii) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in ANNEX F for the four quarter period reflected in the Compliance Certificate most recently delivered to Lender pursuant to ANNEX D prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Revolving Loans funded in connection therewith as if made on the first day of such period);

                        (B) updated versions (the "ACQUISITION PROJECTIONS") of
            the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition, which Acquisition Projections (x) shall be prepared on a monthly basis,
            (y) shall include consolidated and consolidating balance sheets and statements of income and cash flow, and (z) otherwise shall be prepared in accordance with the Projections and based upon historical financial data of a recent date satisfactory to Lender, taking into account such Permitted Acquisition; and

                        (C) a certificate of the chief financial officer of each
            Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against each other Subsidiary of

            Unapix) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Unapix and Borrowers (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrowers subsequent to the date thereof based upon the historical performance of Borrowers and the Target and show that Borrowers shall continue to be in compliance with the financial covenants set forth in ANNEX F for the three (3) year period thereafter; and (z) Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Lender;

                  (x) on or prior to the date of such Permitted Acquisition, Lender shall have received, in form and substance satisfactory to Lender, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Lender; and

                  (xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

            Notwithstanding the foregoing, the Accounts of the Target shall not be included in Eligible Accounts without the prior written consent of Lender.

            6.2. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this SECTION 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $250,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date and its existing investments as of the Closing Date in joint ventures described on Disclosure Schedule 6.2; (c) Borrowers may make investments not to exceed $500,000 in the aggregate in joint ventures, inclusive of existing investment in joint ventures as of the Closing Date, subject to satisfaction of each of the conditions set forth in subparagraphs (i), (ii), (iii), (iv), (vi), (ix)(C), (x) and (xi) of SECTION 6.1; (d) subject to the requirements with respect to Production Exposure set forth in this Agreement, Borrowers may make a loan or advance to the producer of any item of Incomplete Product or to any other third party in connection with the production or Completion of such an item or otherwise in connection with the acquisition by Unapix of such an item; (e) Borrowers may make Permitted Acquisitions; (f) the Credit Parties may receive promissory notes in exchange for shares of stock of the Credit Party pursuant to the terms of an employee stock purchase plan or stock option plan; and (g) so long as no Default or Event of Default shall have occurred and be continuing and there is no Revolving Loan balance, Borrowers may make investments, subject to Control Letters in favor of Lender or otherwise subject to a perfected security interest in favor of Lender, in Cash Equivalents. In addition to the foregoing, Unapix may make and permit to exist investments, loans or advances (i) not in excess of $1,500,000 at any time outstanding to a single wholly-owned Subsidiary formed for the sole purpose of developing and producing the "Texas Chainsaw Massacre 25th Year Anniversary" Product, and (ii) not in excess of $1,000,000 in the aggregate at any one time outstanding in other wholly-owned Subsidiaries formed for the sole purpose of developing and producing other specific Products, provided in each case that after giving effect to any such investments, no Default or Event of Default shall exist and provided further that Unapix complies with the provisions of
Section 5.17 hereof.

            6.3.  INDEBTEDNESS.

            (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness (including without limitation Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower), except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (c) of SECTION 6.7, (ii) the Revolving Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in DISCLOSURE SCHEDULE 6.3 and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party or Lender, as determined by Lender, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under SECTION 6.1, (vi) liabilities relating to net or gross profit participations, deferments and guild residuals with respect to the production or acquisition of Product, (vii) Indebtedness consisting of intercompany loans by Unapix to any other Borrower, provided that the aggregate amount of such intercompany loans to any Borrower shall not exceed $50,000 at any time outstanding, and the aggregate amount of such intercompany loans to all Borrowers shall not exceed $250,000 in the aggregate at any time outstanding; and (viii) other Indebtedness not exceeding $100,000 at any time outstanding.

            (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTION 6.8(B), and (iii) Restricted Payments permitted under SECTION 6.14.

            6.4.  EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

            (a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $50,000 in the aggregate, the terms of these transactions must be disclosed in advance to Lender. All such transactions existing as of the date hereof are described on DISCLOSURE SCHEDULE 6.4(A).

            (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $50,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding.

            6.5. CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Revolving Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on DISCLOSURE SCHEDULE 3.8, including the issuance of any shares of Stock or any revision of the terms of its outstanding Stock, except that (i) Unapix may issue or sell Stock (other than Disqualified Stock) so long as (x) the cash proceeds thereof are applied in prepayment of the Obligations as required by SECTION 1.2(B)(III), and (y) no Change of Control occurs after giving effect thereto, (ii) Unapix may revise the terms of its outstanding Stock to the extent it would be able to issue new Stock with such terms in compliance with this Agreement or (c) amend its charter or bylaws in a manner which would adversely affect Lender or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business materially different than the businesses currently engaged in by it or businesses reasonably related thereto and that would represent more than ten percent (10%) of the revenues of Unapix on a consolidated basis.

            6.6. GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) negative pickup agreements and minimum guarantees to acquire items of Product in the ordinary course of business to the extent otherwise permitted under this Agreement, (c) Guarantees by a Borrower of the obligations of one of its Subsidiaries to a guild required pursuant to the terms of collective bargaining agreements, (d) minimum guarantees under distribution agreements and short-fall guarantees in connection with the production or acquisition of items of Product to the extent otherwise permitted by the terms hereof, (e) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, other than Indebtedness, if any, of a Target existing at the time such target is acquired and (f) Guarantees by Unapix in the ordinary course of its business of the obligations of one of its Subsidiaries.

            6.7. LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE 6.7; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $250,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) other Liens securing Indebtedness not exceeding $50,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts, Products or Recorded Products. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Lender as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

            6.8. SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Products and Recorded Products in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $100,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clause
(b) above, Lender agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

            6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, implement a Qualified Plan which constitutes a defined benefit plan or other arrangement subject to Section 412 of the IRC or Section 302 of ERISA without the prior written approval of the Lender.

            6.10. FINANCIAL COVENANTS. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in ANNEX F.

            6.11. HAZARDOUS MATERIALS. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

            6.12. SALE-LEASEBACKS. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

            6.13. CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

            6.14. RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by SECTION 6.3 above, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under SECTION 6.4(B) above, (d) cash dividends and other cash distributions to holders of common or preferred stock of Unapix, including without limitation distributions made to such holders for the redemption or other purchase of such stock, provided that the aggregate amount of such cash dividends and other cash distributions in any Fiscal Year shall not exceed $500,000, (e) scheduled payments of principal and interest with respect to the Subordinated Debt, (f) prepayment in full on or prior to December 31, 1999 of all amounts owing under any Subordinated Note except that up to $2,125,000 principal amount in the aggregate may be prepaid after December 31, 1999 but prior to April 15, 2000,
(g) payment of dividends or interest on or redemption of any Stock or Indebtedness solely in exchange for other Stock (other than Disqualified Stock) of Unapix subject to the provisions of Section 6.5(b) hereof; (h) purchase or redemption of the Stock of a Credit Party pursuant to the terms of any option disclosed in DISCLOSURE SCHEDULE 3.8, and (i) redemption of warrants issued by Unapix for a redemption price no greater than $25,000 during any Fiscal Year; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such loan, advance, dividend, distribution, payment, prepayment, redemption or purchase, (ii) after giving effect to any payment pursuant to CLAUSE (E) above and to all Revolving Loans to be funded in connection therewith, Borrowers shall have Net Borrowing Availability of at least $2,000,000 for each day in the thirty-day period preceding the date of payment, and shall have projected Net Borrowing Availability of at least $2,000,000 for each day in the thirty-day period following the date of payment, (iii) after giving effect to any payment or prepayment pursuant to

CLAUSE (F) above and to all Revolving Loans to be funded in connection therewith, Borrowers shall have Net Borrowing Availability of at least $3,000,000 for each day in the thirty-day period preceding the date of payment or prepayment, and shall have projected Net Borrowing Availability of at least $3,000,000 for each day in the thirty-day period following the date of payment or prepayment, (iv) the timing of the payments and prepayments referred to in CLAUSES (D), (E) and (F) above shall be set at dates which permit the delivery of Borrowing Base Certificates and any other documents reasonably requested by Lender to determine current compliance with the financial covenants set forth in ANNEX F prior to each payment or prepayment, and (v) each payment referred to in CLAUSE (E) above shall be permitted under the terms of any Subordination Agreement applicable to such payment.

            6.15. CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken, and PROVIDED that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Lender and after Lender's written acknowledgment that any reasonable action requested by Lender in connection therewith, including to continue the perfection of any Liens in favor of Lender in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

            6.16. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

            6.17. NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

            6.18. THEATRICAL DISTRIBUTION. The Credit Parties shall not (a) engage in the distribution of more than six (6) items of Product or other theatrical motion pictures directly to exhibitors during any Fiscal Year, and
(b) permit costs (including without limitation overhead expenses and allocated acquisition costs) expended by the Credit Parties for the distribution of Product or other theatrical motion pictures directly to exhibitors to exceed (i) $850,000 for any such item of Product or other theatrical motion picture, and (ii) $4,250,000 for all such items of Product or other theatrical motion pictures during any Fiscal Year.

            6.19. CHANGES RELATING TO SUBORDINATED DEBT. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party or Lender.

            6.20. INACTIVE SUBSIDIARIES. No Inactive Subsidiary shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness.

            6.21. PROHIBITION OF MODIFICATIONS. None of the Credit Parties shall modify, or permit or suffer to occur any modifications to: (a) any Distribution Agreement or (b) any other agreement to which any Credit Party is a party or which requires the consent or approval of any Credit Party, which modifications would result in a Material Adverse Effect.

            6.22. DEVELOPMENT COSTS AND ADVANCES.

            (a) The Credit Parties shall not permit (i) development costs expended by the Credit Parties for Recorded Product (excluding advances paid to artists) to exceed $100,000 for any single item of Recorded Product, or $250,000 in the aggregate for all items of Recorded Product during any Fiscal Year, and
(ii) advances paid by the Credit Parties to any artist for any recording to exceed $150,000.

            (b) The Credit Parties shall not permit development costs (including without limitation acquisition costs) for Product (other than first-run syndicated television Product referred to in SECTION 6.23(C)) and not subject to firm reimbursement commitments from an Approved Account Debtor (i) to exceed $50,000 for such costs expended by the Credit Parties for any single item of such Product or (ii) to exceed $250,000 for such costs committed to be expended in the aggregate for all such items of Product at any time.

            6.23. ADDITIONAL LIMITATIONS ON PRODUCTION AND ACQUISITION OF
PRODUCT.

            (a) The Credit Parties shall not produce or acquire any item of Product (other than theatrical motion pictures distributed directly to exhibitors and covered under SECTION 6.18 and first-run syndicated television Product referred to in SECTION 6.23(C)) (i) with a Production Exposure in excess of $750,000 for any single item of Product or (ii) with an aggregate Production Exposure at any time in excess of $7,500,000 for all such items of Product.

            (b) The Credit Parties shall not permit its aggregate Production Exposure for Completed, but not yet released, items of Product to exceed $3,000,000 at any time.

            (c) The Credit Parties shall not engage in the preproduction or production of, or have direct production funding responsibility for, more than four (4) series of first-run syndicated television Product having an aggregate Production Exposure (including without limitation development costs) in excess of $5,000,000 at any time.

            (d) The Credit Parties shall not engage in the preproduction or production of any item of Product unless such item qualifies (or is capable of qualifying) for a Motion Picture Association of America rating of "R" or less restrictive than "R."

            6.24. AMORTIZATION METHOD. The Credit Parties shall not change the method of amortization of film/television inventory used by any of the Credit Parties in any material respect, unless required to do so under GAAP.

            6.25. CONTRACT ADMINISTRATION.

            (a) On or prior to the Records Compliance Date, the Credit Parties shall provide the Lender with a certificate of the Chief Operating Officer of each Borrower stating that (i) the Credit Parties are in full compliance with the terms and provisions of SECTION 5.3, (ii) the Credit Parties have completed and are in possession of all documentation necessary to demonstrate the rights of the Credit Parties (and the rights of any predecessor-in-interest to the Credit Parties) in all Products and Recorded Products, and in any Literary Property on which the Products or Recorded Products may be based, (iii) the Credit Parties have recorded such rights in the United States Copyright Office,
(iv) the Credit Parties have completed and are in possession of all documentation necessary to demonstrate the termination of all Liens recorded in the United States Copyright Office or otherwise known to the Credit Parties (other than Permitted Encumbrances) covering any Product or Recorded Products (and the effectiveness of all nondisturbance and other agreements necessary in order for such Liens to be considered to be Permitted Encumbrances), and (v) each of the representations and warranties set forth in SECTION 3.6 are true and correct on and as of the date of such certificate (without reference to the materiality qualification set forth in the last sentence of SECTION 8.1(F)).

            (b) Within sixty (60) days after the Closing Date, Unapix shall hire a contract administrator who shall have primary responsibility for compliance by Unapix on a consistent basis with all terms and provisions of this Agreement governing the Products and Recorded Products, including without limitation all requirements specified in SECTIONS 1.12(B) and 6.25(A). Without limitation of the foregoing, such contract administrator shall be primarily responsible for
(i) compliance by the Credit Parties with the terms and provisions of SECTION 5.14, (ii)


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

maintenance by the Credit Parties of the books and records required under the second sentence of SECTION 5.3, (iii) cooperating with Lender and its counsel in connection with the performance of audits and inspections under SECTION 1.12(B) and ensuring compliance by the Credit Parties with the terms and provisions of such Section, and (iv) preparing and delivering to Lender all reports required under paragraph (e) of ANNEX E.

7.    TERM

            7.1. TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Loans and all other Obligations shall be automatically due and payable in full on such date.

            7.2. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Lender relating to any unpaid portion of the Revolving Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; PROVIDED however, that in all events the provisions of SECTION 11, the payment obligations under SECTIONS 1.13 and 1.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES

            8.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

            (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Revolving Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Lender's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTION 1.3, 1.6, 5.4 or 6, or any of the provisions set forth in ANNEXES B or F, respectively.

            (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 4 or any provisions set forth in ANNEXES D or E, respectively, and the same shall remain unremedied for three (3) days or more.

            (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for twenty (20) days or more.

            (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $400,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $400,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee. Notwithstanding the foregoing, a default under any of the Subordinated Notes which occurs solely as a result of the failure of the Borrowers to make payment thereon due to the failure to have sufficient Net Borrowing Availability as required by SECTION 6.14 shall not constitute an Event of Default under this Section 8.1(e) unless and until such Subordinated Notes are accelerated.

            (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made. For purposes of this Section 8.1(f), at any time during the period from the Closing Date to and including the Records Compliance Date, the representations and warranties of the Credit Parties set forth in the second sentence of SECTION 3.6(A) and in SECTION 3.6(C) (to the extent that the representations and warranties in SECTION 3.6(C) relate to the granting to the Lender of a valid security interest in items of Collateral consisting of Product and Recorded Product) shall be deemed to be materially correct so long as (i) each such representation and warranty is true and correct with respect to at least ninety percent (90%) of all items of Product and Recorded Product, and (ii) within forty-five (45) days after receiving notice that any such representation or warranty is untrue or incorrect to any extent, the Credit Parties shall have cured such breach and shall have provided Lender with satisfactory evidence of such cure.

            (g) Assets of any Credit Party with a fair market value of $400,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for sixty (60) days or more.

            (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

            (j) A final judgment or judgments for the payment of money in excess of $400,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

            (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (l) Any Change of Control or Change in Management shall occur.

            (m) Borrowers shall have Net Borrowing Availability of less than $2,000,000 on any day during the thirty-day period following the date of the making of any scheduled payment of principal and interest of Subordinated Debt pursuant to SECTION 6.14(E), or Borrowers shall have Net Borrowing Availability of less than $3,000,000 on any day during the thirty-day period following the date of the making of any Permitted Investment, or the making of any dividend or prepayment of Subordinated Debt pursuant to SECTION 6.14(D) OR (F).


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

            8.2.  REMEDIES.

            (a) If any Default or Event of Default shall have occurred and be continuing, Lender may, without notice, (i) suspend the Revolving Loans facility with respect to further Revolving Credit Advances whereupon any further Revolving Credit Advances shall be made or extended in Lender's sole discretion so long as such Default or Event of Default is continuing, and (ii) increase the rate of interest applicable to the Revolving Loans to the Default Rate.

            (b) If any Event of Default shall have occurred and be continuing, Lender may, without notice, (i) terminate the Revolving Loans facility with respect to further Revolving Credit Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Revolving Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTION 8.1(G), (H) or (I), the Revolving Loans facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

            8.3. WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of SECTION 14): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.    PARTICIPATIONS.

            9.1.  ASSIGNMENT AND PARTICIPATIONS.

            (a) The Credit Parties consent to Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Revolving Loans and any Commitment or of any portion thereof or interest therein, including Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment or sale of a 50% or greater participation interest by Lender shall require the consent of Borrower Representative (which shall not be unreasonably withheld or delayed, PROVIDED that no such consent shall be required so long as any Event of Default has occurred and is continuing). In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's pro rata share of the applicable Commitment. In the event Lender assigns or otherwise transfers all or any part of the Obligations, Lender shall so notify Borrower and Borrower shall, upon the request of Lender, execute a new Note in exchange for the Note being assigned.

            (b) Any participation by Lender of all or any part of its Commitments shall be sold with the understanding that all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Revolving Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Revolving Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.11, 1.13 and 1.14, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant.

            (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Note or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in SECTION 3.4(B).

            (e) Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 13.8.

10.   SUCCESSORS AND ASSIGNS

            10.1. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Lender and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.   SECURITY INTEREST

            11.1. GRANT AND PLEDGE OF SECURITY INTEREST. As security for the full and timely payment and performance of all of the Obligations, each Credit Party hereby grants and pledges to Lender a continuing security interest in all of such Credit Party's respective right, title and interest in and to the Collateral. In addition, to secure the prompt and complete payment, performance and observance of the Obligations, each Credit Party hereby grants to Lender a right of setoff against the property of such Credit Party held by Lender, consisting of Collateral now or hereafter in the possession or custody of or in transit to Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Credit Party, or as to which such Credit Party may have any right or power.

            11.2. USE OF COLLATERAL. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Agreement and the other Loan Documents, a Credit Party may use the Collateral in any lawful manner permitted hereunder.

            11.3. COLLECTIONS, LENDER'S RIGHTS, ETC.

            (a) Upon the occurrence and during the continuance of an Event of Default, Lender may, in its sole discretion, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or Lender may extend the time of payment, arrange for payment installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. If any Credit Party fails to make any payment or take any action required hereunder, Lender may (but shall not be obligated to) make such payments and take all such actions as it reasonably deems necessary to protect its security interests in the Collateral and/or the value thereof, and Lender is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in its sole judgment appear to be equal, prior or superior to the security interests of Lender in the Collateral and any Liens not expressly permitted by this Agreement.

            (b) Lender may at any time in Lender's own name or in the name of any Credit Party communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Credit Party, at its own expense, shall cause the independent certified public accountants then engaged by such Credit Party to prepare and deliver to Lender at any time and from time to time promptly upon Lender's request the following reports with respect to each Credit Party: (i) a reconciliation of all Accounts;
(ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Lender may request. Each Credit Party, at its own expense, shall deliver to Lender the results of each physical verification, if any, which such Credit Party may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

            11.4. POSSESSION, SALE OF COLLATERAL, ETC. Upon the occurrence and during the continuance of an Event of Default, Lender may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral to the fullest extent permitted by Applicable Law, and may demand and receive such possession from any Person who has possession thereof, and Lender may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever Lender shall decide, in one or more sales or parcels, at such prices as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except ten (10) days' written notice to the Borrower Representative of the time and place of any such public sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and Lender or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this ARTICLE 11, Lender may bid for or purchase any part of or all of the Collateral offered for sale, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption,


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

of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, and may make any payment on account thereof by using any claim for moneys then due and payable to Lender by any Credit Party hereunder as a credit against the purchase price. In any such sale Lender shall not be required to make any representations or warranties with respect to the Collateral or any part thereof, and shall not be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (a) that it will indemnify and hold Lender harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by Lender pursuant to this ARTICLE 11, or arising out of any act of, or omission to act on the part of, any party (other than Lender) prior to such taking of actual possession or control by Lender (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party, or its agents before or after the commencement of such actual possession or control by Lender; and (b) Lender shall have no liability or obligation to any Credit Party arising out of any such claim except in each case for acts of willful misconduct or gross negligence. Subject only to the lawful rights of third parties, any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for Lender and, upon the occurrence and during the continuance of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of Lender, and each Credit Party hereby waives any and all clams, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the Code and not otherwise waived hereunder. In any action hereunder, Lender shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, Lender shall be entitled to apply, without prior notice to the Credit Parties, any cash or cash items constituting Collateral in the possession of Lender to payment of the Obligations.

            11.5. POWER OF ATTORNEY. Upon the occurrence and during the continuance of an Event of Default, (a) each Credit Party does hereby irrevocably make, constitute and appoint Lender or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of Lender or such other Person to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of Lender with full power and right to cause the mail of such Persons to be transferred to Lender's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Agreement and the grant of the security interests hereunder and under the Loan Documents, and each Credit Party hereby ratifies and confirms all that Lender or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint Lender or any of its officers or designees its true and lawful attorney-in-fact in the name of Lender or any Credit Party (i) to enforce all of each Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of Lender, and to enter into such other agreements as may be necessary or appropriate in the judgment of Lender to complete the production, distribution or exploitation of any item of Product or Recorded Product


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

which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Loan Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as Lender may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to Lender hereunder, and
(iv) to do any and all other things necessary or proper to carry out the intention of this Agreement and the grant of the security interests hereunder and under the other Loan Documents. The Credit Parties hereby ratify and confirm in advance all that Lender as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

            11.6. FINANCING STATEMENTS; DIRECT PAYMENTS. Each Credit Party hereby authorizes Lender to file Code financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement Supplement, and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of Lender on the Collateral, in all cases without the signatures of any Credit Party or to execute such items as attorney-in-fact for any Credit Party. Each Credit Party further authorizes Lender upon the occurrence and during the continuation of an Event of Default, to notify any Account Debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to Lender so long as such Event of Default shall be continuing. It is expressly agreed by the Credit Parties that, anything herein to the contrary notwithstanding, each Credit Party shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Lender shall have no obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Lender of any payment relating to any Contract or License pursuant hereto. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Credit Party under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            11.7. REMEDIES NOT EXCLUSIVE. The remedies conferred upon or reserved to Lender in this ARTICLE 11 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to Lender. Without limiting the generality of the foregoing, Lender shall have all rights and remedies of a secured creditor under ARTICLE 9 of the Code.

            11.8. CONTINUATION AND REINSTATEMENT. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal or interest on any Obligation is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of any Credit Party or otherwise.


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12.   PLEDGED SECURITIES

            12.1. PLEDGE. As security for the Obligations, each Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, a security interest in all Pledged Securities now owned or hereafter acquired by it. On or before the Closing Date, the Borrowers shall deliver or cause to be delivered to Lender the definitive instruments representing all Pledged Securities, duly endorsed by the appropriate Borrower or accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Borrower or other owner of such Pledged Securities, and such other instruments or documents as Lender shall reasonably request.

            12.2. COVENANT. Each Borrower covenants that (a) as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued or grant any options or warrants with respect to such securities unless such action is permitted under the terms of this Agreement, and (b) it will promptly deliver or cause to be delivered to Lender the definitive instruments representing all Pledged Securities arising after the Closing Date, in each case duly endorsed to Lender or accompanied by appropriate stock powers as required under SECTION 12.1 for Pledged Securities delivered to Lender on the Closing Date.

            12.3. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right (in its sole discretion) (i) to cause the certificates representing any Pledged Securities to be registered in its own name or in the name of its nominee or (ii) to hold such securities in the name of the appropriate Borrower, endorsed or assigned in blank or in favor of Lender. Lender shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

            12.4. VOTING RIGHTS; DIVIDENDS; ETC. The appropriate Borrower shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in this SECTION 12.4. Any dividends or distributions of any kind whatsoever (other, so long as an Event of Default is not continuing, than in cash) received by a Borrower, whether resulting from subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become (to the fullest extent permitted by Applicable Law) part of the Pledged Securities pledged hereunder and shall immediately be delivered to Lender to be held subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default and notice from Lender of the transfer of such rights to Lender, all rights of the Borrowers to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this SECTION 12.4 shall cease, and all such


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rights shall thereupon become vested in Lender, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights.

            12.5. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing, Lender may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as Lender shall deem appropriate subject to the terms hereof or as otherwise provided in the Code. Lender shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment purposes only and not with a view to the distribution or sale thereof, and upon consummation of any such sale Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrowers. Lender shall give ten (10) days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Lender may (in its sole discretion) determine. Lender shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this SECTION 12.5, Lender may bid for or purchase, free from any claim or right of whatever kind. including any equity of redemption of the Borrowers, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to Lender by any Credit Party as a credit against the purchase price; and Lender, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Borrowers or any third party. In any such sale Lender shall not be required to make any representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Borrowers with respect thereto. Each Borrower


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

hereby agrees that (i) it will indemnify and hold Lender harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by Lender pursuant to this Agreement or arising out of any act of, or omission to act on the part of, any party prior to such taking of actual possession or control by Lender (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Borrower, their Subsidiaries or Affiliates before or after the commencement of such actual possession or control by Lender and (ii) Lender shall have no liability or obligation arising out of any such claim except in each case for acts of willful misconduct or gross negligence. As an alternative to exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

            12.6. SECURITIES ACT. In view of the position of each Borrower in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "FEDERAL SECURITIES LAWS"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Borrower understands that compliance with the Federal Securities Laws may strictly limit Lender's course of conduct if Lender were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Lender in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, Lender may perhaps be held to have certain general duties and obligations to the Borrowers to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Borrower waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Borrowers and/or the Credit Parties will not attempt to hold Lender responsible for selling all or any part of the Pledged Securities at an inadequate price, even if Lender shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this SECTION 12.6 would apply if, for example, Lender were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if Lender placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

            12.7. CONTINUATION AND RESTATEMENT. Each Borrower further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or


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

must otherwise be restored by Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

            12.8. TERMINATION. The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid and the Commitments shall have terminated, at which time Lender shall assign and deliver to the appropriate Borrower, or to such Person or Persons as such Borrower shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof and shall still be held by it hereunder together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens arising by under or through Lender but shall otherwise be without recourse upon or warranty by Lender and all out-of-pocket costs of Lender in connection with such reassignment shall be at the expense of the Borrowers.

13.   MISCELLANEOUS

            13.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 13.2 below. Any letter of interest, commitment letter, and fee letter between any Credit Party and Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

            13.2. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or the Note, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrowers.

            Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under SECTION 1.11), termination of the Commitments and a release of all claims against Lender, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

            13.3. FEES AND EXPENSES. Borrowers shall reimburse Lender for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Lender for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:


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

            (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Lender of the proceeds of the Revolving Loans;

            (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Revolving Loans made pursuant hereto or its rights hereunder or thereunder;

            (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Loans during the pendency of one or more Events of Default;

            (d) any attempt to enforce any remedies of Lender against any or all of the Credit Parties or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any workout or restructuring of the Revolving Loans during the pendency of one or more Events of Default;

            (e) any work-out or restructuring of the Revolving Loans during the pendency of one or more Events of Default;

            (f) efforts to (i) monitor the Revolving Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 13.3 shall be payable, on demand, by Borrowers to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.


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

            13.4. NO WAIVER. Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Lender and directed to Borrowers specifying such suspension or waiver.

            13.5. REMEDIES. Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.
Recourse to the Collateral shall not be required.

            13.6. SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            13.7. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

            13.8. CONFIDENTIALITY. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Revolving Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this SECTION 13.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (A) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, required by law; (e) in connection with the exercise of any right


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or remedy under the Loan Documents or in connection with any Litigation to which
Lender is a party; or (f) which ceases to be confidential through no fault of Lender.

            13.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT LENDER AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES, CALIFORNIA AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX G OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            13.10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to


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

this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
SECTION 13.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX G or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Lender) designated on ANNEX G to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            13.11. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            13.12. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            13.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

            13.14. PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan


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

Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Lender shall provide a draft of any such tombstone or similar advertising material to the Borrower Representative for review and comment prior to the publication thereof. Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

            13.15. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            13.16. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 13.9 and 13.13, with its counsel.

            13.17. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

14.   CROSS-GUARANTY

            14.1. CROSS-GUARANTY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Borrower. Lender may bring an action against any Borrower, whether an action is brought against any or all of the other Borrowers. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this SECTION 14 are independent of the obligations of the


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other Borrowers, that its obligations under this SECTION 14 shall not be discharged until full payment and performance of the Obligations, and that its obligations under this SECTION 14 shall be absolute and unconditional, irrespective of, and unaffected by:

                  (a) which Borrower or Borrowers requested, received, used, or directly enjoyed the benefit of, the extensions of credit hereunder;

                  (b) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (c) the absence of any action to enforce this Agreement (including this SECTION 14) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

                  (d) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

                  (e) the insolvency of any Borrower; or

                  (f) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

            14.2. SEPARATE OBLIGATION. As a separate, additional, continuing and primary obligation each Borrower hereby unconditionally and irrevocably undertakes with Lender that should all or any portion of the Obligations not be recoverable from any other Borrower for any reason, then such Borrower shall make payment of such Obligations by way of a full indemnity in the manner provided in the Loan Documents and shall indemnify Lender against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur under or in connection with any Loan Document. The liabilities and obligations of each Borrower under this SECTION 14.2 shall remain in force notwithstanding any act, omission, neglect, event or other matter whatsoever (other than the irrevocable payment in full of the Obligations), regardless of anything which might discharge such Borrower (wholly or in part) or which would have afforded such Borrower a legal or equitable defense under any applicable law.

            14.3. RIGHTS OF LENDER.

            (a) Each Borrower agrees that, in accordance with relevant provisions of the Loan Documents, Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof as to any Borrower:


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

(i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; and (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Borrower, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder.

            (b) Each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower, in accordance with the terms of the Loan Documents: (i) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (ii) accept partial payments on the Obligations; (iii) receive and hold additional security or guarantees for the Obligations or any part thereof; (iv) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Lender may determine in its sole discretion; (v) release any other Person (including, without limitation, any other Borrower) from any personal liability with respect to the Obligations or any part thereof;
(vi) with respect to any Person other than such Borrower (including without limitation, any other Borrower), settle, release (by operation of applicable laws or otherwise) liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (vii) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Borrower or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

            (c) Upon the occurrence and during the continuance of any Event of Default, Lender may enforce the Loan Documents independently of any other remedy or security they may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement.

            (d) Each Credit Party agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Credit Parties and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require Lender to disclose to such Borrower any information which Lender may now or hereafter acquire concerning the financial condition of the other Credit Parties.


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

            (e) Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower.

            (f) The Borrowers represent and warrant to Lender that they are integral parts of a consolidated enterprise, and that each will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement. The Borrowers agree that Lender will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement.

            (g) Each Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights that such Borrower otherwise may have under any applicable law against other Credit Parties, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or applicable law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by applicable law.

            (h) Each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute (or any other applicable law regarding bankruptcy, reorganization, insolvency, administration, administrative receivership, liquidation, receivership, dissolution, winding-up or relief of debtors) which such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Agreement. Each Borrower waives any right to enforce any remedy which Lender now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender, until such time as the Obligations have been paid in full and the Commitments have been terminated.

            14.4. RELEASES. Each Borrower, to the extent permitted by applicable law, hereby waives any defense to such obligations that may arise by reason of the disability or other defense or cessation of liability of any other Borrower for any reason other than payment in full. Each Borrower also waives deferral of such obligations arising by reason of the institution of proceedings by or against another Borrower under or pursuant to any bankruptcy or insolvency proceeding, and waives any defense to such obligations that it may have as a result of any holder's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Borrower or any security it holds for such other Borrower's obligations under any Loan Document, if any. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that Lender may, without notice


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

(except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of any other Borrower the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Borrower, and may proceed against each Borrower, directly and independently of any other Borrower, as such obligee may elect in accordance with this Agreement.

            14.5. WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Each Borrower waives any right to assert against Lender any defense, setoff, counterclaim, or claims which such Borrower may have against another Borrower or any other party liable to Lender for the obligations of Credit Parties under this Agreement. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under the California Civil Code, including without limitation under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850,
2899 and 3433. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 14 and such waivers, Lender would decline to enter into this Agreement.

            14.6. BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this SECTION 14 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

            14.7. SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in SECTION 14.10, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this SECTION 14, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 14.7.

            14.8. ELECTION OF REMEDIES. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies


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

or rights it may pursue without affecting any of its rights and remedies under this SECTION 14. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 14, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

            14.9. LIMITATION. Notwithstanding any provision herein contained to the contrary, the liability of each Borrower (other than Unapix) under this
SECTION 14 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under SECTION 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Revolving Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

            (b) the amount which could be claimed by Lender from such Borrower under this SECTION 14 without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under SECTION 14.10.

            14.10. CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

            (a) To the extent that any Borrower shall make a payment under this
SECTION 14 of all or any of the Obligations (other than Revolving Loans made to that Borrower for which it is primarily liable) (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate

Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this SECTION 14 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This SECTION 14.10 is intended only to define the relative rights of Borrowers and nothing set forth in this SECTION 14.10 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including SECTION 14.1. Nothing contained in this
SECTION 14.10 shall limit the liability of any Borrower to pay the Revolving Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Borrowers against other Credit Parties under this SECTION 14.10 shall be exercisable only upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

            14.11. LIABILITY CUMULATIVE. The liability of Borrowers under this
SECTION 14 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

            14.12. GUARANTY BY NON-BORROWER CREDIT PARTIES.

            (a) Each Guarantor unconditionally and irrevocably guarantees to the Lender the due and punctual payment by, and performance of, the Obligations when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a), or the operation of any other provision of law of any jurisdiction which would otherwise cause a stay of the payment of such amounts). The Obligations guaranteed hereunder include without limitation (i) Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part and (ii) interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

            (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any of the Credit Parties or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by
(i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) the failure of the Lender to obtain the consent of any Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Obligations or any of them; (v) the failure of the Lender to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or guarantor. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under the California Civil Code, including without limitation under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

            (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrowers, any other Guarantor or to any other Person.

            (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrowers, the Guarantors and any other guarantors and any circumstances affecting the ability of the Borrowers to perform under this Credit Agreement

            (e) Each Guarantor's obligations under this SECTION 14.12 shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Lender makes no representation or warranty with respect to any such circumstances and has no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

            (f) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment of the Obligations), including, without limitation, any claim or waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act, thing, omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full and the Commitments have terminated.

            (g) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated as the case may be if at any time payment or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of a Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this SECTION 14.12, and not in limitation of any other right which the Lender may have at law or in equity against the Borrowers or a Guarantor by virtue hereof, upon failure of any Borrower to pay any Obligation when and as the same shall become due whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in SECTION 1.4(D).

            (h) All rights of the Guarantors against the Borrowers, arising as a result of the payment by any Guarantor of any sums to the Lender hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrowers, such amount shall be held in trust for the benefit of the Lender, segregated from such Guarantor's own assets, and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured.

            (i) Notwithstanding any other provision of this Article 14, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this SECTION 14.12 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this SECTION 14.12 or any other agreement or under Applicable Law shall be taken into account.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

UNAPIX ENTERTAINMENT, INC., a
Delaware corporation

By:_______________________________
Title:____________________________

MIRAMAR IMAGES, INC., a
Washington corporation

By:_______________________________
Title:____________________________

UNAPIX PRODUCTIONS WEST, a
California corporation

By:_______________________________
Title:____________________________

FRESH DEVELOPMENT, INC., a
Delaware corporation

By:_______________________________
Title:____________________________

UNAPIX DIRECT MEDIA, INC., a New
Jersey corporation

By:_______________________________
Title:____________________________

GREEN LEAF ADVERTISING
COMPANY, INC., a New York
corporation

By:_______________________________
Title:____________________________

UNAPIX SYNDICATION INC., a New
York corporation

By:_______________________________
Title:____________________________

THE JAZZ STORE, INC., a New Jersey
corporation

By:_______________________________
Title:____________________________

GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender

By:_______________________________
Title:____________________________

                               ANNEX A (RECITALS)
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                                   DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions and elsewhere in the Agreement shall refer to Sections of the Agreement:

            "ACCEPTABLE DISTRIBUTION AGREEMENT" shall mean a Distribution Agreement subject to Lender's lien hereunder, that at all times meets all of the following criteria, as determined by Lender in its sole discretion:

            (a) Lender has received an original of the Distribution Agreement and an original Notice of Assignment therefor, which has been duly executed and delivered by a Credit Party (or on a Credit Party's behalf) and the Distributor thereunder;

            (b) the Distribution Agreement is documented on Acceptable Terms;
and

            (c) neither any Credit Party nor the Distributor has breached any term or covenant under the Distribution Agreement on its part to be performed, and without limiting the generality of the foregoing, the Distributor has paid all installments of the Minimum Guaranteed Payment as and when due thereunder.

            "ACCEPTABLE TERMS" shall mean the terms of a Distribution Agreement that have been previously approved in writing by Lender and provides, inter alia, that (a) the Minimum Guaranteed Payment is payable prior to the Commitment Termination Date, and (b) the only condition to payment of the Minimum Guaranteed Payment is delivery of the delivery items for the relevant Product or Recorded Product, or such other terms as Lender approves in writing.

            "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account or Eligible Contract Receivable.

            "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "ACCOUNTS RECEIVABLE DILUTION" shall mean, for Tier 1 Accounts and Tier 3 Accounts, at any time, the trailing twelve month Eligible Accounts Dilution of Unapix, expressed as a percentage computed separately for each such Tier.

            "ACQUISITION PRO FORMA" shall have the meaning assigned to it in
SECTION 6.1(B)(IX)(A).

            "ACQUISITION PROJECTIONS" shall have the meaning assigned to it in
SECTION 6.1(B)(IX)(B).

            "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude Lender.

            "AGREEMENT" shall mean the Credit and Security Agreement by and among Borrowers, the other Credit Parties named therein and Lender.

            "ALLOCABLE AMOUNT" shall have the meaning assigned to it in SECTION 14.10(B).

            "APPENDICES" shall have the meaning assigned to it in the recitals to the Agreement.

            "APPLICABLE MARGINS" shall mean collectively the Applicable Unused Line Fee Margin, the Applicable Index Margin and the Applicable LIBOR Margin.

            "APPLICABLE INDEX MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loans, as determined by reference to SECTION 1.4(A) of the Agreement.

            "APPLICABLE LAWS" shall mean all provisions of statutes, rules, regulations and orders of the United States or any state thereof or municipality therein or foreign governmental bodies or regulatory agencies applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party to the extent binding upon such Person.

            "APPLICABLE LIBOR MARGIN" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loans, as determined by reference to SECTION 1.4(A) of the Agreement.

            "APPLICABLE PERCENTAGE" shall have the meaning assigned to it in
SECTION 1.7(C).

            "APPLICABLE UNUSED LINE FEE MARGIN" shall mean the per annum fee, from time to time in effect, payable in respect to Borrowers' non-use of committed funds pursuant to SECTION 1.7(B), which fee is determined by reference to SECTION 1.4(A).

            "APPROVED ACCOUNT DEBTOR" shall mean a Person obligated on or under any Account or contract receivable, and which is deemed creditworthy by Lender as determined by Lender in its sole discretion; PROVIDED that under no circumstances shall any of the following Persons be an Approved Account Debtor under this Agreement: (a) the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof, or (b) an Account Debtor located outside of the United States of America.

            "APPROVED COMPLETION GUARANTOR" shall mean a financially sound and reputable completion guarantor approved by the Lender in its sole discretion, which approval shall extend initially to (a) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors L.P. (the general partner of which is International Film Guarantors, Inc.), (b) Cinema Completions International Inc./Continental Casualty Company, (c) The Motion Picture Bond Company Inc. (to the extent a completion guarantee is accompanied by a London Guarantee Insurance Company "cut-through") and (d) Film Finances, Inc. and its Affiliates that are insured under the same Lloyds of London insurance policies as Film Finances, Inc. (only for items of Product with a Budgeted Negative Cost of $7,500,000 or less and only to the extent the completion guarantee is accompanied by a Lloyd's of London "cut-through"); provided, however, such pre-approval may be revoked by the Lender at any time in its sole discretion on sixty (60) days prior notice to a Credit Party, but provided further that such pre-approval may not be revoked with respect to a Completion Guaranty issued on or prior to the expiration of such sixty (60) day period.

            "BORROWER ACCOUNTS" shall have the meaning assigned to it in ANNEX
B.

            "BORROWER REPRESENTATIVE" shall mean Unapix in its capacity as Borrower Representative pursuant to the provisions of SECTION 1.1(B).

            "BORROWERS" and "BORROWER" shall have the respective meanings assigned thereto in the recitals to the Agreement.

            "BORROWING AVAILABILITY" shall have the meaning assigned to it in
SECTION 1.1(A)(I).

            "BORROWING BASE" shall mean, at any date as of which the amount thereof shall be determined, an amount equal to the sum, without double counting, of:

            (a) 70% of Tier 1 Accounts; plus

            (b) 85% of Tier 2 Accounts; plus

            (c) 65% of Tier 3 Accounts; plus

            (d) the lesser of (i) 50% of Tier 5 Accounts or (ii) $1,000,000;
plus

            (e) the Library Credit; minus

            (f) for the Tier 1 Accounts and Tier 3 Accounts, the Dilution Reserve for each such Tier.

            "BORROWING BASE CERTIFICATE" shall mean a certificate to be executed and delivered from time to time by Unapix in the form attached to the Agreement as EXHIBIT 4.1(B).

            "BUDGETED NEGATIVE COST" shall mean, with respect to any item of Product, the amount of the cash budget (stated in Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary and musical rights with respect to such item of Product, and in connection with the preparation, production and Completion of such item of Product, including preproduction expenses, the cost of screenplays prepared for that item of Product and any polishing work done thereon, costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees, general overhead costs and overhead charges payable to a Credit Party.

            "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of California or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

            "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

            "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "CASH EQUIVALENT" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,
(b) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc., (c) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (d) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (e) mutual funds that invest solely in one or more of the investments described in clauses (a) through (d) above.

            "CASH MANAGEMENT SYSTEMS" shall have the meaning assigned to it in
SECTION 1.6.

            "CHANGE IN MANAGEMENT"shall mean that both Herbert M. Pearlman and David A. Dreilinger shall cease for any reason to perform executive functions for the Borrowers; provided that a Change in Management shall not be deemed to have occurred if either such Person has been replaced by a Person acceptable to the Lender within 60 days of such discontinuance.

            "CHANGE OF CONTROL" shall mean any of the following: (a) any person (other than Herbert M. Pearlman or members of his immediate family or a trust or trusts for members of his immediate family to the extent Herbert M. Pearlman hereafter transfers Stock to such Person or Persons) or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of Unapix having the right to vote for the election of directors of Unapix under ordinary circumstances, (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Unapix (together with any new directors whose election by the board of directors of Unapix or whose nomination for election by the stockholders of Unapix was approved by a vote of the majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Unapix shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

            "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (b) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

            "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "CLOSING DATE" shall mean September 28, 1999.

            "CLOSING CHECKLIST" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX C.

            "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            "COLLATERAL" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including, without limitation, all Accounts, goodwill, Contracts, General Intangibles, Inventory, Equipment, Fixtures, goods, Investment Property, Documents, Instruments, Chattel Paper, intercompany obligations, partnership and joint venture interests, Copyrights, Trademarks, trade names, insurance proceeds, cash, deposit accounts and all products, replacements or substitutions for, and Proceeds of, and accessions and additions to, and income from, any and all of the foregoing property, and all books and records relating to any of the foregoing property, and further including but not limited to all of such Credit Party's right, title and interest in and to each and every item and type of Product and Recorded Product (whether such Products or Recorded Products are in preproduction, production, principal photography, post-production or completed) and Literary Properties, and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including and without in any way limiting the generality of the foregoing, all of such Credit Party's right, title and interest, now owned or hereafter acquired, throughout the entire universe, in and to each and all of the following:

            (a) all scenarios, screenplays and/or scripts at every stage of development;

            (b) the Copyrights, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Lender to sue in its own name and/or in the name of any Credit Party for past, present and future infringements of copyright;

            (c) all rights in and to all music, musical compositions, lyrics and recordings used and to be used in, or derived from, any of the Products and Recorded Products, including, without limitation, all rights to record, re-record, produce, reproduce, synchronize or publish all or any of said music and musical compositions;

            (d) the Physical Materials, and any and all rights of access to removal and transfer of, and duplication and reproduction of, any and all of the Physical Materials;

            (e) all production, distribution, subdistribution, leasing, subleasing, exhibition, telecasting, broadcasting, transmission (including without limitation, by way of satellite or cable), ancillary, publishing, spin-off, collateral, allied, subsidiary, merchandising and other exploitation rights pertinent or related to the Products and Recorded Products, including, without limitation, the following: (i) all rights to produce remakes, sequels, pre-sequels or serials based in whole or in part upon the Products, the Literary Properties, the theme of the Products or the text or any part of the Literary Properties; (ii) all rights throughout the world to exhibit the Products in theaters; (iii) all rights throughout the world to telecast, broadcast, distribute, transmit (including, without limitation, by way of microwave, satellite or cable) or reproduce by means of television, including commercially sponsored, sustaining and subscription, satellite, cable or "pay" television, by means of video cassettes, video cartridges (including, without limitation, 8mm, video and laser discs (including, without limitation, CD-I, CD-ROM and DVD), tapes, cartridges, interactive video (whether such interactive video is "pay-per-view," computer generated, computer received, received via cable television, supplied via computer modem, incorporated into software, supplied via direct satellite reception or is incorporated into a computer game, arcade game or home video game) or any other scientific, mechanical, audiovisual or electronic means, methods, processes or devices, now known or hereafter created, conceived or devised, the Products and any remake of, sequel or pre-sequel to or serialization of the Products; (iv) all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film, video, tape, disc (including, without limitation, CD-I, CD-ROM and DVD), cassette, cartridge or any other audiovisual or mechanical recording device now known or hereafter devised, based upon the Products, the Literary Properties or any part thereof, including, without limitation, based upon any treatment, script, scenario or the like used in the Products; (v) all rights to reissue any of the Products and Recorded Products by means of film, tape, disc (including, without limitation, CD-I, CD-ROM and DVD) or any other devices now known or hereafter created, conceived or devised; (vi) all merchandising rights, including, without limitation, all rights to use, exploit and permit others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with the Literary Properties, the Products and Recorded Products, the title or titles of the Products and Recorded Products and Literary Properties, and the characters of the Products or of the Literary Properties; and (vii) the names or characteristics of said characters in any of the Products or Literary Properties, including, without limitation, any and all commercial tie-ups, sponsorships, publishing, merchandising and other exploitation in connection with or related to the Products, any remake, prequel, sequel or serialization thereof or the Literary Properties;

            (f) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account each item of Product and Recorded Product, the Physical Materials, the Literary Properties and music and musical compositions used or to be used in each item of Product and Recorded Product;

            (g) any and all sums, proceeds, money, products, profits or increases, or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each item of Product or Recorded Product or any part of each item of Product or Recorded Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each item of Product and Recorded Product and/or any of the elements of each item of Product and Recorded Product including from collateral, allied, subsidiary and merchandising rights;

            (h) the dramatic, non-dramatic, stage, television, home video, radio and publishing rights in and to the Products and Recorded Products, the Literary Properties or any part thereof, and the right to obtain Copyrights and renewals of Copyrights therein;

            (i) the names or titles of the Products and Recorded Products and the Literary Properties and all rights to the use thereof, including, without limitation, rights protected by trademark, service mark, unfair competition or any other applicable statutory or common law, or other rule or principle of law; and all trademarks, tradenames, logos, service marks and service names, at any time owned or used by such Credit Party in connection with any of the Products and Recorded Products;

            (j) all accounts, accounts receivable, contracts receivable, general intangibles, contract rights, chattel paper and other rights which may arise or may have arisen in connection with the acquisition, creation, production, delivery, distribution, exhibition, telecasting, broadcasting, licensing, renting, leasing, sale or other exploitation of all or any part of the Products or Recorded Products, including, but not limited to, (i) all general intangibles and contract rights for services or other performances by any third parties, including Persons furnishing services or materials or both, and actors, writers, directors, individual producers or any and all other performing or non-performing artists in any way connected with the Products or Recorded Products or the Literary Properties, (ii) all general intangibles and contract rights relating to licenses of sound or other equipment, and licenses of photographic or other processes relating to the Products and Recorded Products, (iii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each item of Product and Recorded Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each item of Product and Recorded Product, and (iv) any and all other such rights as any Credit Party has, the ownership or control of which is necessary or desirable, in the opinion of Lender, in order to complete production and distribution of the Products and Recorded Products; with respect to each agreement that is a part of the Collateral, the Collateral shall include the right (but not the obligation) of Lender and such Credit Party, to modify such agreement, to perform thereunder, to compel performance thereunder and otherwise to exercise all remedies thereunder;

            (k) All documents issued by any pledgeholder or bailee with respect to the Products or Recorded Products or any of the Physical Materials;

            (l) All insurance policies and Completion Guaranties on or connected with the Products or Recorded Products or the production or distribution thereof or the Physical Materials, and all proceeds which may be derived therefrom;

            (m) All Equipment, and all rents, proceeds and products of the Equipment, including, without limitation, all insurance covering the Equipment;

            (n) All inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, trademark registrations, service marks, service mark rights, service mark registrations, tradenames, tradename rights, tradename registrations, service names, service name rights, service name registrations, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, United States and foreign, and the related goodwill and other like business property rights relating to the Products and Recorded Products, and the right (but not the obligation) to register claim under any trademark, tradename, service mark, service name or patent and to renew and extend such trademarks, tradenames, service marks, service names or patents and the right (but not the obligation) to sue in the name of any Credit Party or in the name of Lender for past, present or future infringement of trademarks, tradenames, service marks, service names or patents;

            (o) All Cash Equivalents wherever located, including, without limitation, each Borrower Account, Collection Account and Disbursement Account, and all of the bank accounts set forth on DISCLOSURE SCHEDULE 3.19 hereto and all drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, whether now owned or hereafter acquired;

            (p) All other personal property, assets and things of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable, which any Credit Party may be possessed of or entitled to or which are now owned or hereafter acquired by them;

            (q) All books and records relating to any and all of the foregoing Collateral; and

            (r) All Proceeds of, products of or accessions or additions to, any and all of the foregoing Collateral.

            "COLLATERAL DOCUMENTS" shall mean the Trademark Security Agreement, the Copyright Mortgage, the Notices of Assignment, each Stock Pledge Agreement, the Laboratory Pledgeholder Agreements, the Laboratory Access Letters and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

            "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in ANNEX E.

            "COLLECTION ACCOUNT" shall mean that certain account of Lender, account name GECC-CAF Depository, account number 502-328-54 in the name of Lender at Bankers Trust Company, ABA # 021001033, reference no. CFW3282, in New York, New York or such other account as Lender shall specify.

            "COMMITMENT" shall mean the commitment of Lender to make Revolving Credit Advances, which commitment shall be Forty Million Dollars ($40,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

            "COMMITMENT SUBLIMIT" shall mean the following amount for each
Borrower:

-----------------------------------------------
BORROWER                    COMMITMENT SUBLIMIT
--------                    -------------------
-----------------------------------------------
Unapix                              none
-----------------------------------------------
Miramar                              $0
-----------------------------------------------
UPW                                  $0
-----------------------------------------------
FDI                                  $0
-----------------------------------------------
UDM                               $500,000
-----------------------------------------------
Green Leaf                           $0
-----------------------------------------------
USI                              $1,500,000
-----------------------------------------------
JSI                               $250,000
-----------------------------------------------

            "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) September 28, 2004, (b) the date of termination of Lender's obligations to make Revolving Credit Advances or permit existing Revolving Loans to remain outstanding pursuant to SECTION 8.2(B), and (c) the date of indefeasible prepayment in full by Borrowers of the Revolving Loans and the permanent reduction of the Commitment to zero dollars ($0).

            "COMPLETED" and "COMPLETION" shall mean, with respect to any item of Product, that (a) in all cases, that a final one inch tape or a 35 millimeter or 70 millimeter (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as appropriate, as finally cut, main and end titled, edited, scored, and assembled, with sound track printed therein in perfect synchronization with the photographic action and fit and ready for exhibit and distribution in the primary intended markets(s), has been completed and accepted by a Borrower, and (b) if such item of Product was acquired from a third party, then in addition that (i) the master copy referred to in clause (a) above has been delivered to a Borrower, (ii) the entire acquisition price or minimum advance shall have been paid to the extent then due and (iii) there is no condition or event (other than the payment of money not yet due) the occurrence of which might result in the Borrower losing any of its rights in such item of Product.

            "COMPLETION GUARANTY" shall mean a separate agreement from an Approved Completion Guarantor in form and substance satisfactory to Lender, guaranteeing completion and delivery of an item of Product.

            "COMPLIANCE CERTIFICATE" shall have the meaning assigned to it in ANNEX D.

            "CONCENTRATION ACCOUNT BANKS" shall have the meaning assigned to it in ANNEX B.

            "CONCENTRATION ACCOUNTS" shall have the meaning assigned to it in ANNEX B.

            "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

            "CONTROL LETTER" shall mean a letter agreement between Lender and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Lender on such financial assets, and agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Credit Party.

            "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

            "COPYRIGHT MORTGAGE" shall mean the Copyright Mortgage made in favor of Lender by each Credit Party in substantially the form of EXHIBIT 3.6(C) attached hereto.

            "COPYRIGHT MORTGAGE SUPPLEMENT" shall mean a supplement to the Copyright Mortgage substantially in the form of EXHIBIT 5.14(A)(II) attached hereto.

            "COPYRIGHTS" shall mean all common law and statutory copyrights and copyright registrations, and applications for registration, now existing or hereafter arising, United States and foreign, obtained or to be obtained on or in connection with the Products or Recorded Products, the Literary Properties or any parts thereof or any underlying or component element of any Product or Recorded Product or Literary Property, including, but not limited to, all copyrights on the property described in subparagraphs (a) through (i) of the definition of "Collateral," and all reissues, extensions or renewals thereof.

            "CREDIT PARTIES" shall mean each Borrower and each of their respective Subsidiaries, other than Inactive Subsidiaries.

            "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "DEFAULT RATE" shall have the meaning assigned to it in SECTION 1.4(D).

            "DILUTION FACTOR" shall mean, for the Tier 1 Accounts and Tier 3 Accounts, at any time, an amount (computed as a percentage separately for each such Tier, but not less than zero) equal to (a) one hundred percent (100%), MINUS (b) the Accounts Receivable Dilution at such time for such Tier multiplied by two (2), MINUS (c) five percent (5%).

            "DILUTION RESERVE" shall mean at any time, (a) for Tier 1 Accounts, an amount equal to (i) the Tier 1 Accounts, multiplied by (ii) 70% minus the Dilution Factor at such time for Tier 1 Accounts, PROVIDED that if the Accounts Receivable Dilution at such time for such Tier is less than or equal to 12.5%, then the Dilution Reserve at such time for Tier 1 Accounts shall be zero; and
(b) for Tier 3 Accounts, an amount equal to (i) the Tier 3 Accounts, multiplied by (ii) 65% minus the Dilution Factor at such time for Tier 3 Accounts, PROVIDED that if the Accounts Receivable Dilution at such time for such Tier is less than or equal to 15%, then the Dilution Reserve at such time for Tier 3 Accounts shall be zero.

            "DISBURSEMENT ACCOUNTS" shall have the meaning assigned to it on ANNEX B.

            "DISCLOSURE SCHEDULES" shall mean the Schedules prepared by Borrowers and denominated as DISCLOSURE SCHEDULES 1.3 through 6.7 in the Index to the Agreement.

            "DISQUALIFIED STOCK" shall mean Stock, including warrants or other securities convertible into such Stock, which, either by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or passage of time would be, required to be redeemed, repaid or purchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption, sinking fund or similar payment due other than payment solely in Stock (other than Disqualified Stock).

            "DISTRIBUTION AGREEMENTS" shall mean any agreement, arrangement or understanding now existing or hereafter entered into (including, without limitation, so-called "output" or other multi-product agreements), pursuant to which any Credit Party has granted, sold, conveyed, distributed, sub-distributed, leased, subleased or otherwise transferred rights to any Person (other than an Affiliate of the Credit Party) with respect to the distribution, sub-distribution, sale, rental, lease, sublease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of any item of Product or Recorded Product or any elements of either thereof (including, but not limited to, all music and musical compositions, negatives, soundtracks, and Literary Properties) and/or the Copyrights in any of the foregoing or any part thereof in any media existing now or in the future and in any territory (including, without limitation, motion picture, television, home video and all other audio-visual device rights, merchandising and commercial tie-ups, soundtrack album, music publishing, novelization and publishing rights, trailer rights, and all other allied, incidental, ancillary and subsidiary rights).

            "DISTRIBUTION AGREEMENT PAYMENTS" shall mean any and all amounts (including, without limitation, the Minimum Guaranteed Payments) payable to or for the benefit of a Credit Party pursuant to any Distribution Agreement whether characterized as accounts, accounts receivable, general intangibles or otherwise; any and all sums, proceeds, money, products, profits or increases payable to or for the benefit of any Credit Party pursuant to any Distribution Agreement; any and all chattel paper that may arise in connection with any Distribution Agreement and any and all amounts payable thereunder whether characterized as accounts, accounts receivable, contracts receivable, general intangibles or otherwise; and any and all proceeds of the foregoing payable to any Credit Party.

            "DISTRIBUTOR" shall mean the grantee, purchaser, licensee or assignee (as appropriate) under a Distribution Agreement.

            "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "DOLLARS" or "$" shall mean lawful currency of the United States of America.

            "EBITDA" shall mean, with respect to any Person for any fiscal period, on a consolidated basis, an amount equal to (a) net income of such Person for such period, MINUS (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

            "ELIGIBLE ACCOUNTS" shall mean at any date at which the amount thereof is to be determined, an amount equal to the sum of (a) all net amounts which are contractually obligated to be paid by an Approved Account Debtor to Unapix for or with respect to an Account (but excluding all Accounts and/or the relevant portion of all Accounts described in SECTION 1.5) arising from the sale, license or other disposition of one or more items of Product or Recorded Product on payment dates certain or mutually agreed-upon estimated dates of payment, either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Credit Parties to be payable and collected, minus (b) the sum, without double counting and computed on an Account by Account basis and never in excess of the amount of the corresponding Account, of the outstanding amount of unrecouped advances made by a Distributor to the extent subject to repayment by a Credit Party or which reduce amounts otherwise payable pursuant to such Account (whether for the same item of Product or Recorded Product or through cross-collateralization).

            "ELIGIBLE ACCOUNTS DILUTION" shall be defined by Lender in its reasonable credit judgment with respect to the Tier 1 Accounts and the Tier 3 Accounts, and shall be computed by Lender separately for each such Tier on a monthly basis, taking into account reductions during such month in amounts collected on each such Tier as a result of returned goods, price changes, billing errors, discounts and write-offs and other like reductions.

            "ELIGIBLE CONTRACTS RECEIVABLE" shall mean at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values of (a) the face amount of all minimum, non-refundable uncollected "contracts receivable" (as such term is defined in accordance with GAAP guidelines of revenue recognition of the sale of motion picture rights described in FASB No. 53) which are contractually obligated to be paid by an Approved Account Debtor to Unapix under an Acceptable Distribution Agreement (but excluding all contracts receivable and/or the relevant portion of all contracts receivable described in SECTION 1.5) arising from the sale, license or other disposition of one or more items of Product or Recorded Product on payment dates certain or mutually agreed-upon estimated dates of payment, either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Credit Parties to be payable and collected, minus (b) the sum, without double counting and computed on a contract by contract basis and never in excess of the amount of the corresponding Account, of the outstanding amount of unrecouped advances made by a Distributor to the extent subject to repayment by a Credit Party or which reduce amounts otherwise payable pursuant to such contract receivable (whether for the same item of Product or Recorded Product or through cross-collateralization).

            "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 ET seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.SS. 136 et SEQ.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 ET seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 ET seq.); the Clean Air Act (42 U.S.C. ss.sS. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 ET seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 ET seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(F) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "ENVIRONMENTAL LIABILITIES" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including electrical and electronic components, fixtures, furniture, office machinery, data processing and computer equipment with software and peripheral equipment, vehicles, trailers, implements and other tangible personal property of every kind and description now owned or hereinafter acquired (including, without limitation, all wardrobes, props, mikes, scenery, sound stages, movable, permanent or vehicular dressing rooms, sets, lighting equipment, cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery) and all goods of like kind or type hereafter acquired in substitution or replacement thereof, and all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

            "ERISA AFFILIATE" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of SECTIONS 414(B),
(C), (M) or (O) of the IRC.

            "ERISA EVENT" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

            "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION 8.1.

            "EXCESS CASH FLOW" shall mean, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries, consolidated net income PLUS (a) depreciation, amortization, Interest Expense and other non-cash charges to the extent deducted in determining consolidated net income, MINUS (b) Capital Expenditures and Film Cost Expenditures during such Fiscal Year, to the extent not already deducted in determining consolidated net income, MINUS (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, PLUS or MINUS (as the case may be) (d) extraordinary gains or losses which are cash items not included in the calculation of net income, MINUS (e) prepayments paid in cash pursuant to SECTION 1.2 other than mandatory prepayments made pursuant to SECTIONS 1.2(B)(I), 1.2(B)(IV) or 1.2(D), PLUS (f) taxes deducted in determining consolidated net income to the extent not paid for in cash, MINUS (g) any reduction in the Library Credit scheduled to be made during such fiscal period under paragraph (a) of the definition of "Library Credit," MINUS (h) cash dividends and other cash distributions to holders of common or preferred stock of Unapix, including without limitation distributions made to such holders for the redemption or other purchase of such stock, and MINUS (i) other non-cash income items included in determining consolidated net income.

            "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Lender.

            "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

            "FEDERAL SECURITIES LAWS" shall have the meaning assigned to it in
SECTION 12.6.

            "FEES" shall mean any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

            "FILM COST EXPENDITURES" shall mean, with respect to the Borrowers for any fiscal period, on a consolidated basis, the aggregate consolidated cash expenditures of the Borrowers during such period for the development, acquisition and production of Product, which expenditures shall include, without limitation, all items that would be taken into account to compute the Borrowers' Production Exposure with respect to a Product. Without limitation of the foregoing, "Film Cost Expenditures" shall include all items included as Film Cost Expenditures on the Financial Statements.

            "FILM LIBRARY COVERAGE RATIO" shall mean for any Fiscal Month, the ratio of (1) the appraised value of the Products and Recorded Products, as shown on the most recent appraisal provided by the Borrowers under paragraph (d)(i) of ANNEX E, to (2) the sum of accounts payable and Third Party Costs as of the end of such Fiscal Month.

            "FINANCIAL COVENANTS" shall have the meaning assigned to it in
SECTION 6.10.

            "FINANCIAL STATEMENTS" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with SECTION 3.4 of the Agreement and ANNEX D to the Agreement.

            "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrowers.

            "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

            "FISCAL YEAR" shall mean any of the annual accounting periods of Borrowers ending on December 31 of each year.

            "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of Free Cash Flow to Fixed Charges for the Borrowers and their Subsidiaries on a consolidated basis.

            "FIXED CHARGES" shall mean, with respect to the Borrowers for any fiscal period, on a consolidated basis, (a) the aggregate consolidated Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) cash dividends and other cash distributions to holders of common or preferred stock of Unapix, including without limitation distributions made to such holders for the redemption or other purchase of such stock, plus (d) any reduction in the Library Credit scheduled to be made during such fiscal period under paragraph
(a) of the definition of "Library Credit"; provided that Fixed Charges shall exclude payments of principal or interest made on or prior to April 15, 2000 on account of Subordinated Debt.

            "FIXTURES" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

            "FREE CASH FLOW" shall mean, with respect to the Borrowers for any fiscal period, on a consolidated basis, (a) aggregate consolidated EBITDA of the Borrowers for such period, minus (b) Capital Expenditures of the Borrowers for such period, to the extent paid in cash, minus (c) aggregate Film Cost Expenditures of the Borrowers for such period, minus (d) consolidated taxes paid in cash by Borrowers during such Period.

            "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating Lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Indebtedness of other Persons.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in ANNEX F to the Agreement.

            "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "GUARANTOR" shall mean each Credit Party that is not a Borrower.

            "GUARANTOR PAYMENT" shall have the meaning assigned to it in SECTION 14.10(A).

            "HAZARDOUS MATERIAL" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "INACTIVE SUBSIDIARIES" shall mean Abacus Films, Inc., Unapix Films, Inc., and Golden Fox Films, Inc.

            "INCOMPLETE" shall mean, with respect to any item of Product, that such item has not been Completed.

            "INDEBTEDNESS" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

            "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in
SECTION 1.11.

            "INDEMNIFIED PERSON" shall have the meaning assigned to it in
SECTION 1.11.

            "INDEX RATE" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "INDEX RATE LOAN" shall mean a Revolving Loan or portion thereof bearing interest by reference to the Index Rate.

            "INSTRUMENT OF ASSUMPTION AND JOINDER" shall mean an Instrument of Assumption and Joinder executed and delivered by a Credit Party as provided in
SECTION 5.17 in the form of EXHIBIT 5.17 hereto.

            "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

            "INTEREST EXPENSE" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

            "INTEREST PAYMENT DATE" shall mean (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Revolving Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Revolving Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

            "INVENTORY" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

            "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

            "IRS" shall mean the Internal Revenue Service, or any successor thereto.

            "LABORATORY" shall mean any laboratory reasonably acceptable to Lender which is located in the United States and is a party to a Laboratory Pledgeholder Agreement or a Laboratory Access Letter.

            "LABORATORY ACCESS LETTER" shall mean an agreement for Products or Recorded Products in form and substance acceptable to Lender which provides for Lender to have laboratory access to Physical Materials.

            "LABORATORY PLEDGEHOLDER AGREEMENT" shall mean an agreement for Products or Recorded Products in form and substance acceptable to Lender in which the Laboratory holding Physical Materials agrees to act as pledgeholder for Lender.

            "LENDER" shall mean GE Capital.

            "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

            "LIBOR LOAN" shall mean a Revolving Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Lender as set forth in SECTION 1.4(E); PROVIDED that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

            (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Revolving Loan; and

            (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

            "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by Lender equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower Representative.

            "LIBRARY CREDIT" shall initially mean an amount equal to Twenty-Six Million Dollars ($26,000,000), which amount shall be reduced from time to time (but not below $0) as follows:

            (a) On the first anniversary of the Closing Date, and on each date occurring three months after such anniversary (each such date, a "Reduction Date"), the Library Credit shall be reduced as follows: (i) on the first anniversary of the Closing Date, and on each of the next three Reduction Dates, the Library Credit shall be reduced by $500,000; (ii) on the second anniversary of the Closing Date, and on each of the next three Reduction Dates, the Library Credit shall be reduced by $1,000,000; (iii) on the third anniversary of the Closing Date, and on each of the next three Reduction Dates, the Library Credit shall be reduced by $2,000,000; and (iv) on the fourth anniversary of the Closing Date, and on each of the next three Reduction Dates, the Library Credit shall be reduced by $3,000,000; and

            (b) In addition to and not in limitation of the reductions required under paragraph (a) of this definition, the Library Credit shall be reduced from time to time as provided by SECTIONS 1.2(A) AND 1.2(C).

            "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

            "LIEN" shall mean any mortgage or deed of trust, copyright mortgage, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "LITERARY PROPERTIES" shall mean all literary and other properties which are or may form the basis of any Product or Recorded Product, or which are or may be incorporated into any Product or Recorded Product, including, without limitation: all scripts, screenplays and/or photoplays based thereon in whole or in part; all component parts of any Product or Recorded Product consisting of such literary or other properties; all motion picture, television, home video and other audio-visual device rights in and to any story underlying any Product or Recorded Product; all treatments of said stories and other literary material, together with all preliminary and final photoplays, treatments, scenarios, screenplays, scripts, bibles and storybooks at every stage thereof used or to be used in connection with any Product or Recorded Product; and all other literary material upon which any Product or Recorded Product is or may be adapted or based in whole or in part; in each case whether now in existence or hereafter made, produced, created or written and whether or not in possession of a Credit Party.

            "LITIGATION" shall have the meaning assigned to it in SECTION 3.13.

            "LOAN ACCOUNT" shall have the meaning assigned to it in SECTION
1.10.

            "LOAN DOCUMENTS" shall mean the Agreement, the Note, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

            "LOCK BOXES" shall have the meaning assigned to it in ANNEX B.

            "MARGIN STOCK" shall have the meaning assigned to it in SECTION
3.10.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, assets, operations, prospects, projections or financial or other condition of any Credit Party or the Credit Parties considered as a whole,
(b) any Borrower's ability to pay any of the Revolving Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually or in the aggregate, to any Credit Party in any 30-day period in excess of 10% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.

            "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in
SECTION 1.4(F).

            "MINIMUM GUARANTEED PAYMENT" shall mean the amount of the non-refundable advance or guaranty (net of any withholding or remittance taxes paid or payable) sums payable in Dollars prior to the Commitment Termination Date (including the amounts due on delivery) by a Distributor to a Credit Party under the terms of a Distribution Agreement for the right to exploit the item of Product or Recorded Product in the territory specified therein.

            "MORTGAGED PROPERTIES" shall have the meaning assigned to it in ANNEX C.

            "MORTGAGES" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Lender with respect to the Mortgaged Properties, all in form and substance satisfactory to Lender.

            "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "NET BORROWING AVAILABILITY" shall mean as of any date of determination, the lesser of (i) the Commitment and (ii) the Borrowing Base, in each case LESS the aggregate Revolving Loans then outstanding.

            "NET WORTH" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, MINUS (a) reserves applicable thereto, and MINUS (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

            "NOTE" shall have the meaning assigned to it in SECTION 1.1(A)(II).

            "NOTICE OF ASSIGNMENT" shall mean an Notice of Assignment and acknowledgment executed by the applicable Distributor in substantially the form of EXHIBIT 2.1(A)(2) attached hereto or otherwise in form and substance acceptable to Lender.

            "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned to it in SECTION 1.4(E).

            "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1(A).

            "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

            "PATENTS" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "PERMITTED ACQUISITION" shall have the meaning assigned to it in
SECTION 6.1.

            "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment; (e) Liens incurred in the ordinary course of business with regard to (1) services rendered by laboratories and post-production houses, PROVIDED that the amount of such Liens securing payments to laboratories in possession of any Physical Materials necessary to fully exploit the rights held by Unapix in any item of Product or Recorded Product shall not exceed $500,000 in the aggregate outstanding at any time, and (2) suppliers of materials and equipment which secure trade payables, in each case in amounts not exceeding $500,000 in the aggregate outstanding at any time; (f) Liens in favor of completion guarantors on Incomplete Product, which Liens are subject to nondisturbance agreements in favor of Unapix or are subordinated to Lender's security interest in a manner satisfactory to Lender in its sole discretion; (g) Liens in favor of producers of Incomplete Product, or in favor of third party lenders to such producers, which Liens (i) are subject to (or upon Completion of the Product shall become subject to) nondisturbance agreements in favor of Unapix, or are subordinated to Lender's security interest in such Product, in each case in a manner satisfactory to Lender in its sole discretion, and (ii) secure Indebtedness not exceeding $500,000 in the aggregate outstanding at any time; (h) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (i) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(J); (j) presently existing or hereinafter created Liens in favor of Lender;
(k) liens in favor of guilds pursuant to written security agreements on terms satisfactory to Lender in its sole discretion and (if required under SECTION 5.14(C)) subordinated to Lender's security interest in a manner satisfactory to Lender in its sole discretion; (l) Liens expressly permitted under CLAUSES (B),
(C) and (D) of SECTION 6.7 of the Agreement; and (m) the existing liens and security interests in favor of Skouras Pictures, Inc. ("SKOURAS") on the thirty-six (36) film titles listed on that certain Security Agreement, assignment and Mortgage of Copyright, dated July 19, 1991 executed by Unapix in favor of Skouras.

            "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "PHYSICAL MATERIALS" shall mean all tangible personal properties of every kind or nature (including without limitation inventory) arising in connection with the creation, production, completion, delivery, distribution or other exploitation of each item of Product or Recorded Product in whatever state of completion, to the extent now or hereafter in existence, including, without limitation, exposed film, developed film, positives, negatives, prints, answer prints, positive prints, cut-outs, trims, special effects, pre-print materials (including, without limitation, negatives, positives, duplicate negatives, inter-negatives, inter-positives, color reversals, intermediates, lavenders, master prints and matrixes, master tapes, discs, cassettes and cartridges, soundtracks, recordings, audio and video tapes, discs, cassettes and cartridges, master magnetic tracks, other optical soundtrack recordings and music cue sheets, and all other forms of pre-print elements used in any way to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised or created), in all formats, whether on film, videotape, audio and video tapes, cassettes and discs (including, without limitation, CD-I, CD-ROM and DVD), and all duplicates, drafts, versions, variations and copies of each thereof, and all music sheets and promotional materials relating to such item of Product or Recorded Product.

            "PLAN" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

            "PLEDGED SECURITIES" shall mean, with respect to each Borrower, all Stock of its Subsidiaries (regardless of whether such Stock is owned by a Borrower), in each case whether such Stock presently exists or is created in the future.

            "PRIOR LENDER" shall mean Imperial Bank.

            "PRIOR LENDER OBLIGATIONS" shall mean all Indebtedness of the Borrowers under that certain Amended and Restated Revolving Credit Loan and Security Agreement dated as of June 4, 1999 between the Prior Lender and the Borrowers.

            "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

            "PRODUCTS" shall mean each and all motion pictures, television series, films or video tapes produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Credit Party (a) is the initial copyright owner or (b) acquires an equity interest or distribution rights.

            "PRODUCTION EXPOSURE" for an item of Product or Recorded Product shall mean the Budgeted Negative Cost or acquisition price of such item of Product or Recorded Product (net of production fees and overhead of the applicable Credit Party and amounts being cash-flowed by a third party unrelated to a Credit Party pursuant to contractual arrangements acceptable to Lender) and including the amount of any loan or advance made or committed to be made by a Credit Party to the producer of such Product or Recorded Product or to any other third party in connection with the production or Completion of the Product or Recorded Product or otherwise in connection with the acquisition by any Credit Party of the Product or Recorded Product or any rights in the Product or Recorded Product. For purposes of this Agreement, unless otherwise indicated to the contrary, (a) all references to the Production Exposure for a particular item of Product or Recorded Product shall mean the Production Exposure paid or to be paid by the Credit Parties for such item, and
(b) all references to the Production Exposure at any time for more than one item of Product or Recorded Product shall mean the Production Exposure payable at such time for such items and shall exclude any amounts previously paid with respect to such items.

            "PROJECTIONS" shall mean Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

            "PUBLIC OFFERING" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm, and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

            "QUALIFIED PLAN" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

            "REAL ESTATE" shall have the meaning assigned to it in SECTION
3.6(E).

            "RECORDED PRODUCT" shall mean any audio embodiment of musical, spoken or other sounds regardless of the nature of the material object, such as discs, tapes or other phonorecords, in which such sounds are embodied.

            "RECORDS COMPLIANCE DATE" shall mean February 15, 2000.

            "REDUCTION DATE" shall have the meaning set forth in the definition of "Library Credit."

            "REFINANCING" shall mean the repayment in full by Borrowers of the Prior Lender Obligations, plus the prepayment by Unapix of up to $16,000,000 of Indebtedness under the Subordinated Notes, in each case on the Closing Date.

            "RELATED PERSON" shall have the meaning assigned to it in ANNEX B.

            "RELATED TRANSACTIONS" shall mean each borrowing under the Revolving Loans on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Loan Documents.

            "RELATIONSHIP BANK" shall have the meaning assigned to it in ANNEX
B.

            "RELEASE" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "RESERVES" shall mean, with respect to the Borrowing Base (a) reserves established pursuant to SECTION 5.4(C), (b) the Dilution Reserve and
(c) such other reserves against Eligible Accounts or Borrowing Availability which Lender may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Lender's credit judgment.

            "RESIDUALS" shall have the meaning assigned to it in SECTION 5.2(G).

            "RESTRICTED PAYMENT" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

            "RETIREE WELFARE PLAN" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

            "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in
SECTION 1.1(A)(I).

            "REVOLVING LOANS" shall mean as the context may require, at any time, the sum of the aggregate amount of Revolving Credit Advances outstanding to any Borrower or to all Borrowers.

            "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

            "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

            "STOCK PLEDGE AGREEMENT" shall mean each Pledge Agreement of even date herewith executed by an owner of Pledged Securities in favor of Lender, pledging all Stock of any Subsidiary of Borrower owned by such owner.

            "SUBORDINATED DEBT" shall mean the Indebtedness of Unapix evidenced by the Subordinated Notes and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Lender in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

            "SUBORDINATED NOTES" shall mean those certain (a) Variable Rate Senior Subordinated Notes due December 31, 2001 issued by Unapix in an aggregate original principal amount of $2,608,000, (b) 10% Convertible Subordinated Notes due June 30, 2003 issued by Unapix in an aggregate original principal amount of $7,222,500, (c) 10% Convertible

Subordinated Notes due June 30, 2004 issued by Unapix in an aggregate original principal amount of $1,300,000, and (d) 10% Convertible Subordinated Notes due June 30, 2003 issued by Unapix in an aggregate original principal amount of $5,250,000.

            "SUBORDINATION AGREEMENT" shall mean a Subordination Agreement in favor of the Lender substantially in the form of EXHIBIT 5.14(C)(II) attached hereto.

            "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

            "TARGET" shall have the meaning assigned to it in SECTION 6.1.

            "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the jurisdictions under the laws of which Lender is organized or any political subdivision thereof, and excluding franchise taxes.

            "TERMINATION DATE" shall mean the date on which the Revolving Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

            "THIRD PARTY COSTS" shall mean, without duplication, the sum of all amounts payable to third parties from or with regard to any Account or contract receivable of any Credit Party, including without limitation remaining acquisition payments, set-offs, profit participations, deferments, residuals, commissions, royalties, the outstanding amount of unrecouped distribution expenses, and foreign withholding, remittance and similar taxes chargeable in respect of such Accounts and contract receivables.

            "THIRD PARTY INTERACTIVES" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

            "TIER" shall mean each classification of Eligible Accounts and Eligible Contracts Receivable used to calculate the Borrowing Base (Tier 1 Accounts, Tier 2 Accounts, Tier 3 Accounts and Tier 5 Accounts).

            "TIER 1 ACCOUNTS" shall mean the aggregate amount of all Eligible Accounts payable with respect to the sale of an item of Completed Product to an Approved Account Debtor for eventual rental to the home video market.

            "TIER 2 ACCOUNTS" shall mean the aggregate amount of all Eligible Accounts payable by an Approved Account Debtor with respect to the licensing of an item of Completed Product to a television network, pay cable channel or other cable channel.

            "TIER 3 ACCOUNTS" shall mean the aggregate amount of all Eligible Accounts payable by an Approved Account Debtor with respect to the sale of an item of Completed Product or Recorded Product to a retail outlet.

            "TIER 5 ACCOUNTS" shall mean the aggregate amount of all Eligible Contracts Receivable payable by an Approved Account Debtor with respect to the sale, license or other disposition of an item of Completed Product or Recorded Product.

            "TITLE IV PLAN" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "TRADEMARK SECURITY AGREEMENT" shall mean the Trademark Security Agreement made in favor of Lender by each Credit Party in substantially the form of EXHIBIT 5.14(D) attached hereto

            "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

            "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

            "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

            "YEAR 2000 ASSESSMENT" shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

            "YEAR 2000 CORRECTIVE ACTIONS" shall mean, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

            "YEAR 2000 CORRECTIVE PLAN" shall mean, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before June 30, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

            "YEAR 2000 DATE-SENSITIVE SYSTEM/COMPONENT" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

            "YEAR 2000 PROBLEMS" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

            All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of California to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.6)
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                             CASH MANAGEMENT SYSTEMS

            Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

            1. On or before the Closing Date and until the Termination Date, (i) Borrowers shall establish lock boxes ("LOCK BOXES") at one or more of the banks set forth on DISCLOSURE SCHEDULE 3.19, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) each Borrower shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in such Borrower's name or any such Subsidiary's name (collectively, the "BORROWER ACCOUNTS") at banks set forth on DISCLOSURE SCHEDULE 3.19 (each, a "RELATIONSHIP BANK"). To the extent practicable, Borrowers will amend existing agreements to direct Account Debtors to make payments directly to the appropriate Lock Box. On or before the Closing Date, Borrowers shall have established concentration accounts in the name of each Borrower establishing such an account (each a "CONCENTRATION ACCOUNT" and collectively, the "CONCENTRATION ACCOUNTS") at the bank or banks which shall be designated as the Concentration Account bank for each such Borrower on DISCLOSURE SCHEDULE 3.19 (each a "CONCENTRATION ACCOUNT BANK" and collectively, the "CONCENTRATION ACCOUNT BANKS"), which banks shall be satisfactory to Lender.

            2. On or before the Closing Date (or such later date as Lender shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Lender and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Lender, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Lender, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements; PROVIDED that Borrowers may cumulate and maintain a balance of (i) up to $5,000 at any one time in the "petty cash" account of UPW (account # 08515-03496) at Bank of America, N.A.,
(ii) up to $50,000 at any one time in the depository account of JSI (account # ###-##-####) at Chase Manhattan Bank, (iii) up to $50,000 at any one time in the money market account of UDM (account #1-5111533) at Chittenden Bank, and (iv) up to $100,000 at any one time in the checking account of Unapix (account #60078874) at Imperial Bank.

            3. So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend DISCLOSURE SCHEDULE 3.19 to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; PROVIDED, HOWEVER, that (i) Lender shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Lender a tri-party blocked account agreement, in form and substance satisfactory to Lender. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Lender that the creditworthiness of any bank holding an account is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Lender that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Lender's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Lender's reasonable judgment.

            4. The Lock Boxes, Borrower Accounts, Disbursement Accounts and Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Revolving Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Lender pursuant to the Credit and Security Agreement.

            5. All amounts deposited in the Collection Account shall be deemed received by Lender in accordance with SECTION 1.8 of the Agreement and shall be applied (and allocated) by Lender in accordance with SECTION 1.9 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            6. Each Borrower may maintain, in its name, an account (each a "DISBURSEMENT ACCOUNT" and collectively, the "DISBURSEMENT ACCOUNTS") at a bank acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made to such Borrower pursuant to SECTION
1.1 for use by such Borrower solely in accordance with the provisions of SECTION 1.3.

            7. Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "RELATED PERSON") to (i) hold in trust for Lender all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account of such Borrower. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Lender. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Borrower Accounts.

                            ANNEX C (SECTION 2.1(A))
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation of, the conditions described in SECTION
2.1 of the Agreement, pursuant to SECTION 2.1(A), the following items must be received by Lender in form and substance satisfactory to Lender on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in ANNEX A to the Agreement):

      a. APPENDICES. All Appendices to the Agreement, in form and substance satisfactory to Lender.

      b. NOTE. A duly executed original of the Note, dated the Closing Date.

      c. SIGNIFICANT AGREEMENTS. i. The Borrowers' standard form of Distribution Agreement and all significant existing Distribution Agreements listed on DISCLOSURE SCHEDULE 3.22 which are not on such standard form.

            ii. All joint venture or partnership agreements to which any Credit Party is a party.

            iii. All other agreements listed on DISCLOSURE SCHEDULE 3.22 to the extent requested by Lender.

      d. INSURANCE. Satisfactory evidence that the insurance policies required by SECTION 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Lender, in favor of Lender.

      e. SECURITY INTERESTS AND CODE FILINGS. i. Evidence satisfactory to Lender that each Credit Party has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to Lender to enable each such Credit Party to perform the Distribution Agreements to which each such Credit Party is a party.

            ii. Evidence satisfactory to Lender that Lender has a valid and perfected first priority security interest in the Collateral, including (a) such documents duly executed by each Credit Party (including financing statements under the Code, copyright filings and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may request in order to perfect its security interests in the Collateral, (b) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the

Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date), and (c) copies of Copyright searches as Lender may request.

            iii. Fully executed copies of (a) Laboratory Pledgeholder Agreements for each item of Product and Recorded Product for which a Credit Party has control over any physical elements thereof as listed on DISCLOSURE SCHEDULE 3.6(D)-1 and DISCLOSURE SCHEDULE 3.6(D)-2 hereto; and (b) a Laboratory Access Letter addressed to each Laboratory where a Credit Party has access rights to any physical elements of Product or Recorded Product.

      f. PAYOFF LETTER; TERMINATION STATEMENTS. Copies of a duly executed payoff letter, in form and substance satisfactory to Lender, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (1) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (2) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

      g. INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Duly executed originals of the Trademark Security Agreement and the Copyright Mortgage, each dated the Closing Date and signed by each Credit Party, listing each item of Product and Recorded Product in which any Credit Party has a copyrightable or other interest (as listed on DISCLOSURE SCHEDULE 3.6(A) hereto), all in form and substance satisfactory to Lender, together with all instruments, documents and agreements executed pursuant thereto.

      h. INITIAL BORROWING BASE CERTIFICATE. Duly executed originals of an initial Borrowing Base Certificate from Unapix, dated the Closing Date, reflecting information concerning Eligible Accounts of such Borrower as of a date not more than seven (7) days prior to the Closing Date.

      i. INITIAL NOTICE OF REVOLVING CREDIT ADVANCE. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

      j. LETTER OF DIRECTION. Duly executed originals of a letter of direction from Borrower Representative addressed to Lender with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

      k. CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS. Evidence satisfactory to Lender that, as of the Closing Date, Cash Management Systems complying with ANNEX B to the Agreement have been established and are currently being maintained in the manner set forth in such ANNEX B, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Lender, with the banks as required by ANNEX B.

      l. CHARTER AND GOOD STANDING. For each Credit Party, such Person's (1) charter and all amendments thereto, (2) good standing certificates (including verification of tax status) in its state of incorporation and (3) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

      m. BYLAWS AND RESOLUTIONS. For each Credit Party, (1) such Person's bylaws, together with all amendments thereto and (2) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

      n. INCUMBENCY CERTIFICATES. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

      o. OPINIONS OF COUNSEL. Duly executed originals of opinions of St. John & Wayne, L.L.C., counsel for the Credit Parties, in substantially the form of
EXHIBIT 2.1(A)(1), together with any copyright counsel and local counsel opinions requested by Lender, each in form and substance satisfactory to Lender and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Lender and to include in such opinion an express statement to the effect that Lender is authorized to rely on such opinion.

      p. ACCOUNTANTS' LETTERS. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Lender in accordance with SECTION 4.2.

      q. PLEDGE AGREEMENTS AND PLEDGED SECURITIES. (a) Duly executed originals of each of the Pledge Agreements, and (b) share certificates representing all of the Pledged Securities consisting of Stock being pledged pursuant to such Pledge Agreements or SECTION 12, and stock powers for such share certificates executed in blank.

      r. OFFICER'S CERTIFICATE. Lender shall have received duly executed originals of a certificate of the Chief Financial Officer of each Borrower, dated the Closing Date, stating that, since December 31, 1998 (1) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (2) there has been no material adverse change in the industry in which any Borrower operates; (3) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (4) there have been no Restricted Payments made by any Credit Party; and (5) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

      s. WAIVERS. Lender shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Lender, in each case as required pursuant to SECTION 5.9.

      t. SUBORDINATION AND INTERCREDITOR AGREEMENTS. Lender shall have received Subordination Agreements executed by holders of the Subordinated Notes (it being agreed that Subordinated Notes having an aggregate principal balance on the Closing Date not in excess of $1,250,000 need not be covered by the terms of such Subordination Agreements).

      u. AUDITED FINANCIALS; FINANCIAL CONDITION. Lender shall have received Borrowers' current operating statements, a consolidated and consolidating balance sheet and statement of cash flows for the period ended June 30, 1999. Unapix shall have provided Lender with its Projections and a Borrowing Base Certificate certified by its Chief Financial Officer, in each case in form and substance satisfactory to Lender, and Lender shall be satisfied, in its sole discretion, with all of the foregoing. Lender shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein;
(b) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Lender shall request.

      v. OTHER DOCUMENTS. Such other certificates, documents and agreements respecting any Credit Party as Lender may, in its sole discretion, request.

                            ANNEX D (SECTION 4.1(A))
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

            Borrowers shall deliver or cause to be delivered to Lender the following:

            (a) MONTHLY FINANCIALS. Within forty-five (45) days after the end of each Fiscal Month ending at the end of a Fiscal Quarter and within thirty (30) days after the end of each other Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and (ii) unaudited statements of income and cash flows for such Fiscal Month. The financial information required under this paragraph (a) for the Fiscal Month ending on September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000, August 31, 2000 and each Fiscal Month thereafter shall set forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments).

            (b) COMPLIANCE CERTIFICATES. All financial information provided by the Borrowers pursuant to paragraph (a) above as of the close of and for each Fiscal Month to and including December, 2000, and thereafter all such financial information provided as of the close of and for the last Fiscal Month of each Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2001), shall be accompanied by (A) a statement in reasonable detail (each, a "COMPLIANCE CERTIFICATE") showing the calculations used in determining compliance with each covenant set forth in Section 6.23 and each financial covenant set forth on ANNEX F which is tested as required, and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

            (c) OPERATING PLAN. As soon as available, but not later than thirty
(30) days after the end of each Fiscal Year, an annual operating plan for each Borrower, approved by the Board of Directors of such Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures, Film Cost Expenditures and facilities;

            (d) ANNUAL AUDITED FINANCIALS. Within one hundred five (105) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Lender. Such Financial Statements shall be accompanied by a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on ANNEX F. In addition, Borrowers shall use their best efforts to cause such accounting firm to provide Lender with (i) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, and (ii) a letter addressed to Lender, in form and substance reasonably satisfactory to Lender and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Lender is entitled to rely upon such accounting firm's certification of such audited Financial Statements. Together with such annual audited Financial Statements, Borrowers shall provide Lender with (x) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (y) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

            (e) MANAGEMENT LETTERS. Within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

            (f) DEFAULT NOTICES. As soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

            (g) SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders;
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

            (h) SUBORDINATED DEBT AND EQUITY NOTICES. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two
(2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

            (i) SUPPLEMENTAL SCHEDULES. Supplemental disclosures, if any, required by SECTION 5.6 of the Agreement;

            (j) LITIGATION. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

            (k) INSURANCE NOTICES. Disclosure of losses or casualties required by SECTION 5.4 of the Agreement;

            (l) LEASE DEFAULT NOTICES. Copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Lender may request in its reasonable discretion; and

            (m) OTHER DOCUMENTS. Such other financial and other information respecting any Credit Party's business or financial condition as Lender shall, from time to time, request.

                            ANNEX E (SECTION 4.1(B))
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                               COLLATERAL REPORTS

            Borrowers shall deliver or cause to be delivered to Lender the following:

            (a) Upon Lender's request, and in no event less frequently than fifteen (15) days after the end of each Fiscal Month, each of the following:

                  (i) a Borrowing Base Certificate with respect to Unapix, accompanied by a schedule of Third Party Costs and such other supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

                  (ii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 60 days, 61 to 90 days, 91 to 120 days and 121 days or more, accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion; and

                  (iii) a "roll forward" report of the balance of all Tier 1 Accounts, Tier 2 Accounts, Tier 3 Accounts and Tier 5 Accounts, in each case setting forth in reasonable detail the opening balance of such Accounts together with all additions and reductions (cash and non-cash) to such balance during such Fiscal Month, which report shall specify without limitation all Accounts generated and collections received during such Fiscal Month as well as all returned goods, price changes, billing errors, discounts and write-offs and other additions and reductions to each such Account balance.

            (b) At the time of delivery of each of the monthly Financial Statements delivered pursuant to ANNEX D, a reconciliation of the Accounts trial balance reports of Unapix to its general ledger and monthly Financial Statements delivered pursuant to such ANNEX D, in each case accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion;

            (c) At the time of delivery of each of the annual Financial Statements delivered pursuant to ANNEX D, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and
(ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

            (d) Each Borrower, at its own expense, shall deliver to Lender (i) at the time of delivery of each of the annual Financial Statements delivered pursuant to ANNEX D, and at such other times as Lender shall require during the continuance of an Event of Default, an appraisal of the Products and Recorded Products owned by Unapix, reflecting asset values acceptable to Lender, and (ii) such other appraisals of its assets as Lender may request at any time after the occurrence and during the continuance of a Default or an Event of Default, in each case conducted by an appraiser, and in form and substance, satisfactory to Lender;

            (e) Concurrently with the delivery of the quarterly financial statements required under paragraph (a) of Annex D (or more frequently as Lender may request), a report covering the acquisition or proposed acquisition by any Credit Party of any item of Product or Recorded Product not listed on the most recent version of DISCLOSURE SCHEDULE 3.6(A) provided by the Credit Parties to the Lender. The Products and Recorded Products covered by such report shall include any such Product or Recorded Product in active preproduction or production by any Credit Party, or any Product or Recorded Product where a Credit Party has direct production funding responsibility, or any Product or Recorded Product with a Production Exposure in excess of $25,000, regardless of whether such Product or Recorded Product is Completed or Incomplete, but excepting any item acquired in compliance with the terms of SECTION 5.14 and listed on the most recent version of DISCLOSURE SCHEDULE 3.6(A). Such report shall (i) describe each such item of Product or Recorded Product, the Credit Party that intends to acquire an interest in such item and the nature of such interest, (ii) set forth a reasonable estimate of the Production Exposure for such item, and (iii) identify any Liens (other than Permitted Encumbrances) encumbering such item and the estimated date for the termination or release of such Liens (and if such Lien is a Permitted Encumbrance by reason of the existence of a nondisturbance or other agreement, such report shall identify such agreement and the date on which such agreement shall become effective).

            (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Lender shall from time to time request in its reasonable discretion.

                             ANNEX F (SECTION 6.10)
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                               FINANCIAL COVENANTS

            Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

            (a) MAXIMUM CAPITAL EXPENDITURES. Borrowers and their Subsidiaries on a consolidated basis shall not make Capital Expenditures in excess of $500,000 during any Fiscal Year.

            (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Borrowers and their Subsidiaries shall have on a consolidated basis, for each 12-month period ending on the date set forth below, a Fixed Charge Coverage Ratio of not less than the following:

    PERIOD END DATE             FIXED CHARGE COVERAGE RATIO
    ---------------             ---------------------------

 September 30, 1999                     -2.70:1.0

 October 31, 1999                       -2.25:1.0

 November 30, 1999                      -2.00:1.0

 December 31, 1999                      -1.75:1.0

 January 31, 2000                       -1.50:1.0

 February 29, 2000                      -1.25:1.0

 March 31, 2000                         -1.00:1.0

 April 30, 2000                         -0.75:1.0

 May 31, 2000                           -0.50:1.0

 June 30, 2000                          -0.25:1.0

 July 31, 2000                           0.00:1.0

 August 31, 2000                         0.25:1.0

 September 30, 2000                      0.50:1.0

 October 31, 2000                        0.75:1.0

    PERIOD END DATE             FIXED CHARGE COVERAGE RATIO
    ---------------             ---------------------------

 November 30, 2000                       0.75:1.0

 December 31, 2000                       1.00:1.0

 March 31, 2001                          1.00:1.0

 June 30, 2001                           1.00:1.0

 September 30, 2001                      1.00:1.0

 December 31, 2001                       1.00:1.0

 March 31, 2002                          1.10:1.0

 June 30, 2002                           1.10:1.0

 September 30, 2002                      1.10:1.0

 December 31, 2002                       1.10:1.0

 March 31, 2003                          1.10:1.0

 June 30, 2003                           1.10:1.0

 September 30, 2003                      1.10:1.0

 December 31, 2003                       1.10:1.0

 March 31, 2004                          1.10:1.0

 June 30, 2004                           1.10:1.0


            (c) MINIMUM EBITDA. Borrowers and their Subsidiaries shall have on a consolidated basis, for each 12-month period ending on the date set forth below, EBITDA of not less than the following:

        PERIOD END DATE                   EBITDA
        ---------------                   ------

 September 30, 1999                    $17,300,000

 October 31, 1999                      $19,300,000

 November 30, 1999                     $21,200,000

 December 31, 1999                     $23,100,000

        PERIOD END DATE                   EBITDA
        ---------------                   ------

 January 31, 2000                      $24,500,000

 February 29, 2000                     $25,900,000

 March 31, 2000                        $27,200,000

 April 30, 2000                        $28,500,000

 May 31, 2000                          $29,800,000

 June 30, 2000                         $31,000,000

 July 31, 2000                         $31,300,000

 August 31, 2000                       $31,600,000

 September 30, 2000                    $31,900,000

 October 31, 2000                      $31,400,000

 November 30, 2000                     $31,000,000

 December 31, 2000                     $30,500,000

 March 31, 2001                        $31,700,000

 June 30, 2001                         $32,900,000

 September 30, 2001                    $34,100,000

 December 31, 2001                     $35,300,000

 March 31, 2002                        $36,700,000

 June 30, 2002                         $38,200,000

 September 30, 2002                    $39,700,000

 December 31, 2002                     $41,100,000

 March 31, 2003                        $43,000,000

 June 30, 2003                         $44,900,000

 September 30, 2003                    $46,800,000

 December 31, 2003                     $48,700,000

        PERIOD END DATE                   EBITDA
        ---------------                   ------

 March 31, 2004                        $48,700,000

 June 30, 2004                         $48,700,000

            (d) MINIMUM FILM LIBRARY RATIO. Borrowers and their Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month, a Film Library Coverage Ratio of not less than 5.0:1.0.

            (e) FILM COST EXPENDITURES. Borrowers and their Subsidiaries on a consolidated basis shall not make Film Cost Expenditures in excess of the following amounts during any Fiscal Year ending on the date set forth below:

FISCAL YEAR END DATE             FILM COST EXPENDITURES
--------------------             ----------------------
 December 31, 1999                     $26,500,000

 December 31, 2000                     $25,600,000

 December 31, 2001                     $27,600,000

 December 31, 2002                     $30,600,000

 December 31, 2003                     $32,600,000

            Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

                             ANNEX G (SECTION 13.10)
                                       TO
                          CREDIT AND SECURITY AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Lender, at

      General Electric Capital Corporation
      350 South Beverly Drive
      Suite 200
      Beverly Hills, California 90212
      Attention: Unapix Account Manager
      Telecopier No.:  (310) 284-8068
      Telephone No.:  (310) 203-0335

      with copies to:

      Kaye, Scholer, Fierman, Hays & Handler, LLP
      1999 Avenue of the Stars, Suite 1600
      Los Angeles, California 90067
      Attention: Barry L. Dastin
      Telecopier No.:  (310) 788-1200
      Telephone No.:  (310) 788-1000

      AND

      General Electric Capital Corporation
      201 High Ridge Road
      Stamford, Connecticut 06927-5100
      Attention:  Corporate Counsel/Commercial Finance
      Telecopier No.:  (203) 316-7889
      Telephone No.:  (203) 316-7552

(B) If to any Borrower, to Borrower Representative at

      Unapix Entertainment, Inc.
      200 Madison Avenue
      24th Floor
      New York, New York 10016
      Attention: Chief Operating Officer
      Telecopier No.:  (212) 252-7630
      Telephone No.:  (212) 252-7600

      With copies to:

      Unapix Entertainment, Inc.
      15910 Ventura Blvd., 9th Floor
      Encino, California 91436
      Attention: Chief Financial Officer
      Telecopier No.:  (818) 784-3337
      Telephone No.:  (818) 784-0461

      AND

      St. John & Wayne, L.L.C.
      Two Penn Plaza East
      Newark, New Jersey 07105-2249
      Attention: Lee A. Albanese
      Telecopier No.:  (973) 491-3555
      Telephone No.:  (973) 491-3600


                                       G-2